PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated September 9, 2022

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

ONE WORLD VENTURES, INC.

75,000,000 Shares of Common Stock

3370 Pinks Place, Suite F

Las Vegas, NV 89102

(702) 331-9700

www.oneworldventuresinc.com

Offering Total: $75,000,000

Up to a Maximum of 75,000,000 Shares

Offering Price fixed at $1.00 per Share

We are offering (the “Offering”) up to 75,000,000 (the “Maximum Offering”) shares (the “Shares”) of our Common Stock, par value $0.001 per share (the “Common Stock”) on a “best efforts” basis at a fixed offering price of $1.00 per share. The minimum purchase requirement per investor is $1,000 (1,000 shares); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. See “Plan of Distribution and Selling Security Holders” beginning on page 18.

Investing in our Common Stock involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 11 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Our Common Stock is currently quoted on the OTC Market’s Pinks under the symbol “OWVI” and the closing price of our common stock on August 31, 2022, was $0.05. Our common stock presently trades on a sporadic and limited basis. Our Board of Directors used its business judgment in setting the $1.00 purchase price per share to the Company as consideration for the stock to be issued in this offering. The purchase price per share bears no relationship to our book value or any other measure of our current value or worth.

We expect to commence the sale of the Shares as soon as practicable after the Offering circular of which this Offering is a part (the “Offering circular”) is declared qualified by the United States Securities and Exchange Commission (the “SEC”). The Offering will terminate on the earlier of (i) the date on which the Maximum Offering is sold, or (ii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements.

Da Mu Lin is currently the Company’s controlling shareholder, an officer and director. Da Mu Lin is the controlling shareholder of the Company through his Preferred Stock ownership. As a holder of the Preferred Stock which gives Mr. Lin 100 votes per share, as opposed to 1 vote per share for holders of our Common Stock, Mr. Lin will continue to hold a majority of the voting power of all the Company’s equity stock and therefore control the board at the conclusion of this offering. Even if Mr. Lin were to own as little as 20% of the equity securities of the Company, Mr. Lin would still control a majority of the voting stock. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions.

There is no minimum offering amount that we must sell before we close. We have made no arrangements to place subscription proceeds in escrow, trust or a similar account, which means that we have the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds to Issuer” section of this offering. We will hold closings, from time to time until the Termination Date, upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. Subscriptions made by investors pursuant to subscription agreements in this Offering are irrevocable.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 11 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum (2)
Public Offering Price	$1.00	$75,000,000.00
Underwriting Discounts and Commissions (1)	$0	$0
Proceeds to Company	$1.00	$75,000,000.00

(1)	We do not intend to offer the Offered Shares through broker-dealers.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $30,000. See “Plan of Distribution.”

(3)

The minimum investment amount for each subscription is 1,000 shares or $1,000. The Offering may be made, in management’s discretion, directly to investors by the management of the Company on a “best efforts” basis. We do not intend to use commissioned sales agents or underwriters; however, we reserve the right to offer the Shares through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). We may be required to retain a broker-dealer or register as an issuer-dealer and/or agent under the blue sky laws of certain states in order to make offers to sell our Shares in those states. There can be no guarantee that we will be approved as an issuer-dealer and/or agent in any or all of the states which we determine require such registration. If we do not engage a broker-dealer or register as an issuer-dealer and/or agent in the foregoing states, we will not offer and sell the Shares in such states.

(4)

The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, estimated to be $30,000. No proceeds of the Offering will be provided to other persons, except as set forth herein.

(5)

The Shares are being offered pursuant to the Securities Act of 1933. The Company is following the Form S-1 disclosure requirements for smaller reporting companies. We have the option in our sole discretion to accept less than the minimum investment.

Our Board of Directors used its business judgment in setting a price of $1.00 per Common Share as the consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and to non-natural persons. Before you make any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

of this offering is      , 2022

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ABOUT THIS OFFERING

In making your investment decision, you should only rely on the information contained in this offering. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this offering, you should not rely on it. We believe the information in this offering is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this offering is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this offering is current only as of its date, regardless of the time of delivery of this offering or of any sales of our shares of common stock.

You should not interpret the contents of this offering to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This offering does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

You should rely only on the information contained in or incorporated by reference into this offering. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this offering or any applicable offering supplement. We do not take responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this offering, any applicable offering supplement. You should not assume that the information contained in or incorporated by reference in this offering is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this offering in those jurisdictions. Persons who come into possession of this offering in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this offering. In this offering, unless the context otherwise denotes, references to “we,” “us,” “our,” “OWVI,” and the “Company” refer to One World Ventures, Inc.

We may also provide an offering supplement or post-effective amendment to the Offering circular to add information to, or update or change information contained in, this offering. Any statement contained in this offering will be deemed to be modified or superseded for purposes of this offering to the extent that a statement contained in such offering supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this offering only as so modified, and any statement so superseded will be deemed not to constitute a part of this offering. You should read both this offering together with the other information contained or incorporated by reference in this offering and any applicable offering supplement or post-effective amendment to the Offering circular.

For further information about our business and the securities covered by this offering, you should refer to the Offering circular and its exhibits. The exhibits to our Offering circular contain the full text of certain contracts and other important documents we have summarized in this offering. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information.

GLOSSARY FOR CRYPTO TERMS

Throughout this prospectus, we use a number of industry terms and concepts which are defined as follows:

•Altcoin: Cryptocurrencies other than Bitcoin. They share some characteristics with Bitcoin but are also different in order to appeal to a wide variety of users.

•Bitcoin: Bitcoin is a decentralized digital currency, without a central bank or single administrator, that can be sent from user to user on the peer-to-peer bitcoin network without the need for intermediaries.

•Block: Synonymous with digital pages in a ledger. Blocks are added to an existing blockchain as transactions occur on the network. Miners are rewarded for “mining” a new block with ETH on the Ethereum platform.

•Blockchain: A cryptographically secure digital ledger that maintains a record of all transactions that occur on the network and follows a consensus protocol for confirming new blocks to be added to the blockchain.

•Consensus Mechanism: Each of Ethereum and Bitcoin use Proof-of-work (POW) as the Consensus Mechanism.

• Crypto: A broad term for any cryptography-based market, system, application, or decentralized network.

• Crypto Asset or Digital Asset: Bitcoin and alternative digital forms of money, or ‘altcoins’, launched after the success of Bitcoin. This category of crypto asset is designed to work as a medium of exchange or store of value. This term is inclusive of Ethereum, Litecoin, and Bitcoin Cash, but not securities. In the Company’s marketing documents and website, this would be referred to as “cryptocurrency,” however in this document we refer to this category of digital token as a “crypto asset.”

• Crypto Currency: Bitcoin and alternative coins, or ‘altcoins’. This category of crypto asset is designed to work as a medium of exchange, store of value, or to power applications and excludes security tokens.

• Cryptoeconomy: A new open financial system built upon crypto.

• Cryptomining Hosting: Individuals or entities who will rent and operate our computers or group of our computers in order to allow them to add new transactions to Blocks, and verify Blocks created by other miners, for a fee.

• Ethereum: An open software platform based on blockchain technology that enables anyone to build and deploy decentralized applications.

• Fork: A fundamental change to the software underlying a blockchain which results in two different blockchains, the original, and the new version. In some instances, the fork results in the creation of a new token.

• Hash rate: The hash rate is the measuring unit of the processing power of a blockchain network (1 Mhash/s indicates 1 million hash calculations are done every second).

• Hosting: A service that includes a facility powering, housing, and maintaining mining equipment.

• Mining: generally refers to the process of performing certain functions for a network such as adding new records to a blockchain in exchange for mining rewards; it may also refer to other mechanisms whereby rewards (usually in the form of cryptocurrency) are provided for performing other tasks helpful to the network. Blockchain-based networks usually require that mining that involves adding new records to a blockchain is difficult or expensive in some way in order to make it difficult to forge an alternative copy of the blockchain, so as to help ensure that the blockchain remains secure and reliable. Miners adding records to a blockchain select which records to group together and add from the complete digital records of all network operations that users intend to perform but which have not yet been added.

• Network: The collection of all Miners and Nodes that use computing power to maintain the ledger and add new blocks to the blockchain. Most networks are decentralized, reducing the risk of a single point of failure.

• Node: A server that maintains a record of the Blockchain and can communicate with other Nodes on the Network to propagate new Transactions. Nodes can also maintain Wallets and safeguard Private Keys.

• Protocol: A type of algorithm or software that governs how a blockchain operates.

• Wallet: A place to store public and private keys for cryptoassets. Wallets are typically software, hardware, or paper-based.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering and the documents incorporated or deemed to be incorporated by reference herein include certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect our financial or operating results. These forward- looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could” and “should” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this document include, among other things, statements regarding our business plan, business strategy and operations in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, including statements relating to creating value for stockholders, are forward-looking statements. As used herein, “we,” “us,” “our” and “One World” and the “Company” refer to One World Ventures, Inc. together with its consolidated subsidiaries.

Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in the section “Risk Factors” of this offering and in the documents incorporated by reference in this offering, as well as statements about or relating to or otherwise affected by:

•	the ability to recognize the anticipated objectives and benefits of beginning and then expanding into multiple data centers in Wyoming;

•	the ability to negotiate or execute definitive documentation with respect to potential expansion sites on terms and conditions that are acceptable to One World, whether on a timely basis or at all;

•	changes in applicable laws, regulations or permits affecting our operations or the industries in which we operate, including regulation regarding cryptocurrency usage and/or cryptocurrency mining;

•	any failure by us to obtain acceptable financing with regard to our growth strategies or operations;

•	fluctuations and volatility in the price of bitcoin and other cryptocurrencies;

•	loss of public confidence in, or use cases of, bitcoin and other cryptocurrencies;

•	the potential of cryptocurrency market manipulation;

•	the economics of mining cryptocurrency, including as to variables or factors affecting the cost, efficiency and profitability of datacenter operations;

•

the availability, delivery schedule and cost of equipment necessary to maintain and grow our business and operations, including datacenter equipment and equipment meeting the technical or other specifications required to achieve our growth strategy;

•

the possibility that we may be adversely affected by other economic, business or competitive factors, including factors affecting the industries in which we operate or upon which we rely and are dependent;

•	the ability to expand successfully to other facilities, mine other cryptocurrencies or otherwise expand our business;

•	changes in tax regulations applicable to us, our assets or cryptocurrencies, including bitcoin;

•	any litigation involving us;

•	costs and expenses relating to cryptocurrency transaction fees and fluctuation in cryptocurrency transaction fees;

•

the condition of our physical assets, including that our operating facility may realize material, if not total, loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage; and

•	the actual and potential impact of the COVID-19 pandemic.

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Consequently, all of the forward-looking statements made in this offering are qualified by the information contained herein, including the information contained under this caption and the information under the section “Risk Factors” of this offering and in the documents incorporated by reference in this offering. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of our operations, financial condition or cash flows. Actual results may differ materially from those discussed in this offering. All forward-looking statements speak only as of the date of this offering and we do not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise, as of any future date.

OFFERING SUMMARY

This summary highlights selected information contained elsewhere in this offering and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire offering, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this offering, before making an investment decision. Some of the statements in this offering are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Our Company

Cryptocurrency Datacenter Overview

We plan to be a vertically integrated cryptocurrency datacenter and cryptocurrency mine hosting service. We plan to purchase a property in the State of Wyoming and build our data center there. We are currently analyzing properties in Wyoming but have not made any decisions and are not in any negotiations with any properties as of this offering. Our planned operations within this segment comprises of the following revenue source:

•	Cryptocurrency Datacenters. As of this offering, we plan to place our cryptocurrency datacenters in the State of Wyoming, due to its climate, the cost and availability of energy.

Our cryptocurrency datacenter operations will generate revenue in the form of rent payments from crypto mining companies that will be mining bitcoin through our hosting service which will be owned or leased by us. Our goal is to have generated revenues from third parties for hosting and maintaining their mining operations. We do not plan or intend to accept cryptocurrency as a form of payment for our services. After our initial startup we intend to rapidly increase our cryptocurrency datacenter hosting capacity by increasing the number of computers we own in order to increase our revenue as well as expanding our facilities to be able to host more cryptocurrency mining companies.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues are $1.07 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Controlled Company Exemption

Da Mu Lin (“Mr. Lin”) and related companies currently control approximately 90% of the voting power of our outstanding capital stock and have the power to elect a majority of our directors. Pursuant to Nasdaq listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including the requirements to have (i) a board comprised of a majority of independent directors; (ii) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board either by a majority of the independent directors or a nominating committee comprised solely of independent directors. If we cease to be a “controlled company” and our shares continue to be quoted on the OTC Markets Group, we will be required to comply with these standards and, depending on the independence-determination with respect to our then-current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.

Corporate Information

Our principal executive offices are located at 3370 Pinks Place, Ste F, Las Vegas, NV 89102. Our mailing address is 3395 S. Jones Blvd., Suite 337, Las Vegas, NV 89146, and our telephone number is (702) 331-9700. We maintain a website at www.OneWorldVenturesinc.com. Information on our website is not incorporated by reference into or otherwise part of this offering.

Summary Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section of this offering and in the documents incorporated by reference herein. These risks include, but are not limited to, the following:

Risks Related to the Sale of Common Stock

•	It is not possible to predict the actual number of shares of common stock we will sell through this offering, or the actual gross proceeds resulting from those sales.

•	Investors who buy shares at different times will likely experience different levels of dilution.

•	We may not have raised the full amount we are seeking through this offering.

•	We may use these proceeds in ways with which you may not agree.

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Risks Related to Our Business

•

Our business and operating plan may be altered due to several external factors, including but not limited to market conditions, the ability to procure crypto-mining equipment in a quantity, cost and timeline consistent with our business plan; the ability to identify and acquire additional locations to replicate the operating model for our cryptocurrency datacenter; and the ability to integrate hosting services segment within our overall business plan.

•

It may take significant time, expenditure or effort for us to start and grow our business, including purchasing the land, building the facility, purchasing the datacenter equipment, operating our cryptocurrency datacenter operations, through acquisitions, and our efforts may not be successful.

•

The loss of any of our management team, an inability to execute an effective succession plan, or an inability to attract and retain qualified personnel could adversely affect our results of operations, strategy and financial performance.

•	We may be in the future, the subject of legal proceedings, including governmental investigations, relating to our products or services.

•

We have a very limited operating history, with operating losses and minimal revenue. If we are unable to begin receiving revenues greater than our operating costs of cryptocurrency datacenter, as well as expansion plans, we will continue to have operating losses, which could negatively impact our results of operations, strategy and financial performance.

•

While we plan to eventually have multiple sources of revenue from our business and operations, our revenues will largely be dependent on our cryptocurrency hosting services, once operational. Any disruption to our proposed cryptocurrency hosting services would have a material adverse effect on our business and operations, as well as our results of operations and financial condition.

•

As the aggregate amount of computing power, or hash rate, in the bitcoin network increases, the amount of bitcoin earned per unit of hash rate decreases; as a result, in order to maintain our market share, and to keep enticing clients to use our hosting services, we may have to incur significant capital expenditures in order to expand our future fleet of miners.

•	The properties that we plan to purchase will be utilized by us in our cryptocurrency datacenter operations may experience damage, including damage not covered by insurance.

•	Our future cryptocurrency mining machines may be subject to loss, theft or have a restriction on access, occur to our cryptocurrency mining machines.

•	We will not own and do not plan to hold any portion of our assets in cryptocurrencies.

•	We are subject to risks related to Internet disruptions, which could have an adverse effect on our ability to mine cryptocurrencies.

•	Our future success will depend significantly on the price of and demand for cryptocurrencies, which are subject to risk and have historically been subject to wide swings and significant volatility.

•	We may not be able to compete effectively against other companies, some of whom have greater resources and experience.

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•	The impact of geopolitical and economic events on the supply and demand for cryptocurrency is uncertain.

•	Cryptocurrency miners and other necessary hardware are subject to malfunction, technological obsolescence, the global supply chain and difficulty and cost in obtaining new hardware.

•

We face risks and disruptions related to the COVID-19 pandemic and supply chain issues, including in semiconductors and other necessary datacenter components, which could significantly impact our operations and financial results.

•	We may not adequately respond to rapidly changing technology.

•	A failure to properly monitor and upgrade the cryptocurrency network protocol could damage the cryptocurrency network which could, in turn, have an adverse effect on our business.

•

Over time, incentives for cryptocurrency miners to continue to contribute processing power to the cryptocurrency network may transition from a set reward to transaction fees. If the incentives for cryptocurrency mining are not sufficiently high, we may not have an adequate incentive to continue datacenter operations.

•

A substantial portion of potential revenue generated by our Hosting Services segment could be attributable to a limited number of clients. The loss or reduction in business from any of these clients could adversely affect its business and results of operations.

Risks Related to the Ownership of Our Common Stock

•	The market price, trading volume and marketability of our common stock may, from time to time, be significantly affected by numerous factors beyond our control.

•

The structure of our authorized shares separated into common stock and preferred stock will have the effect of concentrating voting power with Mr. Lin and related parties, which may depress the market value of the common stock and will limit a stockholder or a new investor’s ability to influence the outcome of important transactions, including a change in control.

•

Because we are a “controlled company” within the meaning of the Nasdaq listing rules, stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

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THE OFFERING

A brief description of the material terms of the offering follows.

Securities offered:	A maximum of 75,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $1.00 per share (the “Offered Shares”).

Number of shares of Common Stock outstanding before the offering	821,552,693 issued and outstanding as of August 30, 2022

Number of shares of Common Stock to be outstanding after the offering	896,552,693 shares, if the maximum amount of Offered Shares are sold.

Price per share:	$1.00

Maximum offering amount:	75,000,000 shares at $1.00 per share, or $75,000,000 (See “Distribution.”).

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $74,970,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. No market for our stock. See “Risk Factors.”

OTC Market ticker symbol:	Our common stock is quoted on the OTC Markets Group under the trading symbol “OWVI.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

The risks and uncertainties set forth below and incorporated by reference into this Disclosure Document are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors, or those incorporated by reference, were to occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our common stock could decline, and you could lose all or part of your investment.

Risk Factors Relating To Offering

The Offering is a No Minimum/Best Efforts Offering.

As a No Minimum and Best Efforts Offering, no escrow arrangements will be present and as such Management will be able to use funds immediately. The Company may receive less funds than the $75,000,000 Maximum Offering amount, which may limit in the Company’s plan to implement its business plan. All funds received will be immediately released to the Company to be used at their discretion. Therefore, early investors are at a higher risk of losing their investment.

All of the terms and conditions of this Offering and all agreements of the Company were determined by Management without any independent analysis.

The terms and conditions of this Offering and all agreements of the Company were determined by Management and it should not be considered to have been negotiated at arm's length.

The purchase price of the Shares was set unilaterally by the Company and may not bear any relation to their actual value.

The Company set the purchase price of the Shares through internal discussions and analysis. The purchase price of the Shares may not bear any relation to any actual value. Among the factors considered in determining the price were estimates of the prospects of the Company and the background of the Company’s Management. However, there is not necessarily any relationship between the purchase price and the Company’s assets, earnings, book value or any other objective criteria of value.

The Company's estimates and projections may be inaccurate.

Any internal estimates or projections have been prepared on the basis of assumptions and hypotheses, which the Management believes to be reasonable. There is no historical basis for the projections. However, no assurance can be given that the potential benefits described in this Offering document, or those materials, will prove to be available.

Speculative Nature of Investment.

Due to the highly speculative nature of the Company's business, it is likely that the investment in the securities offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

Burden to Investors.

The financial risk of the Company's cryptocurrency mining activities will be borne primarily by the new investors, who, upon completion of this Offering, will have contributed a significantly greater portion of the Company's cash capital, than prior investors.

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Only a Minimal Public Market Exists

There is only a minimal public market for the Company’s stock, currently. No assurance can be given that a market will develop or that a Stockholder will be able to liquidate his/her investment, if at all. Further, if successful, then the price may be highly volatile. Factors such as those discussed in the “Risk Factors” section may have a significant impact upon the market price of the Shares offered hereby. Due to the exceptionally low price of the Shares and the fact that there is only a minimal public market and even though our stock is quoted in a public market, many brokerage firms may not be willing to effect transactions in the Shares. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

Maximum Amount of the Offering may not be raised.

We may not raise the maximum amount of the Offering, and if we do not raise the maximum amount of the Offering, we may not have sufficient funds to continue operations.

The maximum amount is $75,000,000. If we raise less than $75,000,000, we may not be able to continue our intended business plan unless third party financing is obtained, of which there is no assurance, and no commitment has been obtained for financing.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card Company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution” the cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as potentially in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018, entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

There can be no assurance that there will be a substantial return on the investment.

The Company’s recent business model is an early-stage development with minimal revenues and may fail completely. No assurance can be given that a prospective investor will realize a substantial return on his/her investment, or any return at all, or that he/she will not lose his/her investment altogether. Therefore, each investor should carefully read, review and analyze this entire Offering document carefully.

Risks relating to this offering and our shares

The Company is responsible for certain administrative burdens relating to taxation.

Federal law required that the company report annually all distributions to stockholders on a Form 1099-DIV. The Company is responsible for ensuring that the extent to which such distributions constitute a distribution of earnings and profits is correctly identified on form 1099-DIV. This reporting requirement adds to the administrative burdens of the Company.

The offering price has been arbitrarily set by the Company.

One World Ventures has set the price of its Preferred Stock at $1.00 per share. Valuations for companies at One World Ventures stage are purely speculative. The Company’s valuation has not been validated by any independent third party and may fall precipitously. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation.

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There is no minimum amount set as a condition to closing this offering.

Because this is a “best-efforts” offering with no minimum, the company will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this offering.

Da Mu Lin as the majority shareholder and as an officer and director of One World Ventures controls the Company.

Da Mu Lin is currently the Company’s controlling shareholder, an officer and director. Moreover, the Company’s chief executive officer, chief financial officer, secretary and director, through his Preferred Stock ownership in One World Ventures, is currently One World Ventures’ controlling shareholder. As a holder of the Preferred Stock which gives Mr. Lin 100 votes per share, as opposed to 1 vote per share for holders of our Common Stock, Mr. Lin will continue to hold a majority of the voting power of all the Company’s equity stock and therefore control the board at the conclusion of this offering. Even if Mr. Lin were to own as little as 20% of the equity securities of the Company, Mr. Lin would still control a majority of the voting stock. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions.

There is no active current market for One World Ventures’ shares.

Shares of the Company’s Common Stock are quoted on the OTC Markets; however, an active market may never develop, and to the extent any demand currently exists, it is volatile. There is no guarantee there will be future demand for the shares, or that a market will further develop. It is also hard to predict if the Company will ever be acquired by a bigger company. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

Risks Related to the Company

The Company has only a limited operating history with respect to its new business and may never be profitable.

Since the Company only recently began its new business, it is difficult for potential investors to evaluate the Company’s future offering. The Company will need to raise enough capital to be able to fund its operations. There can be no assurance that the Company will be profitable or that the Company's securities will have any value.

Any forecasts the Company makes concerning its operations may prove to be inaccurate. The Company’s prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development.

As of the date of this offering the Company has not located, purchased or found any property on which it plans to build its cryptocurrency mining data center. There can be no assurance that the Company will generate any material revenue from its proposed cryptocurrency miner hosting services.

We have a history of losses and have generated only minimal revenue.

During the period ended December 31, 2021, we had a net loss of $5,546. During the year ended December 31, 2020, we had a net loss of $228,873. As such for the years ended December 31, 2021 and 2020, we have only generated minimal revenues of $62,340 and $62,453 in the years ending December 31, 2021 and 2020, respectively. There can be no assurance that we will ever be profitable.

The Company needs capital to implement its business plan.

The Company needs capital in order to operate. There is no minimum amount which is required to be raised in this offering. If only a small number of shares are sold in this offering, the amount received from the sale of these shares will provide little benefit to the Company. As a result, the Company may need to raise the capital it needs in future offerings of its securities. The Company does not know what the terms of any future capital raising may be, but any future sale of the Company’s equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the market price of the Company's common stock, should a public market ever develop for the Company's common stock. The failure of the Company to obtain the capital which it requires may result in the slower implementation of the Company’s business plan.

Because we are subject to risks associated with our need for sufficient real property and a continuous source of significant electric power at economically favorable prices, and our current efforts and negotiations for these resources to commence operations at our planned Wyoming facilities may ultimately be unsuccessful.

Our planned cryptocurrency mining operations require both land on which to install mining equipment and significant amounts of electric power to operate such equipment. We have yet to secure a binding definitive agreement to lease or purchase land to set up mining equipment. There may not be an alternative source of electricity, or the resources needed to access it, and the establishment and growth of our cryptocurrency mining hosting operations may be stifled or hindered as a result.

To the extent, in the future, if we purchase additional miners or acquire new miners which require greater surface areas and/or higher energy inputs, our land and electricity requirements would grow. If we are unable to continue to obtain sufficient electric power to operate our miners on a cost-effective basis, we may not realize the anticipated benefits of our significant capital investments in new miners. There can be no guarantee that our operational costs will not increase in the future, in which case there can be no assurance that we can obtain the needed energy at acceptable prices, volume and other terms, if at all.

Additionally, our mining operations could be materially and adversely affected by prolonged power outages, and we may have to reduce or cease our operations in the event of an extended power outage, or as a result of the unavailability or increased cost of electric power.

Our mine hosting operating costs could outpace our mining hosting revenues, which would continue to put a strain on our business or increase our losses.

Our mine hosting operations will be costly and our expenses may increase in the future. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

The cost of obtaining new and replacement miners and parts will likely continue to be highly capital intensive which may have a material and adverse effect on our business and results of operations.

Our mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining Bitcoin are lower than the price of the Bitcoin we mine when we sell them. Our miners and related equipment will be subject to ordinary wear and tear from operation and may also face more significant malfunctions caused by factors which may be beyond our control.

Additionally, as the mining technology evolves, we may need to acquire newer models of miners to remain competitive in the market. Over time, we may replace those miners which are no longer functional or efficient or powerful enough with new miners purchased from third-party manufacturers, the cost of which may be higher than what we spent on prior models and/or such that we will need to raise more capital to do so. For instance, the price of Bitcoin miners has historically been somewhat correlated to the price of Bitcoin, which had appreciated in recent years, but has decreased recently. Depending on the price of new miners and our operational needs at the time we decide to replace miners in the future, we may have to do so at higher costs than we could have previously, which would add to our losses. Alternatively, even absent defects or reductions in computing power, mining machine models are upgraded frequently, and we are and will continue to be subject to either higher competitive pressure as a result or will be forced to expend large amounts of capital to remain competitive and maintain optimal hash rates.

Inevitably, older miners and related equipment we deploy will need to be repaired or replaced as a product of ordinary wear and tear and depreciation and/or competitive forces in the marketplace or other factors rendering our miners obsolete. Any upgrading we may need or choose to undertake will require substantial capital investment, and we may face challenges in locating the requisite capital in a timely manner and/or on terms favorable to us or not highly dilutive to our investors. If we are unable to obtain adequate numbers of new and replacement miners in sufficient quantities or without delay, we may be unable to compete in our highly competitive and continuously developing industry. If this happens, we may not be able to mine Bitcoin or other cryptocurrency as efficiently or in sufficient amounts relative to our competition or at all and, as a result, our business and financial results could suffer which could, in turn, have a material adverse effect on the trading price of our common stock.

We may not be able to effectively manage our growth, which would impair our results of operations.

The Company intends to expand the scope of its operating activities significantly. If the Company is successful in executing its business plan, it will experience business growth that could place a significant strain on operations, finances, management, and other resources.

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The ability to effectively manage growth may require the Company to substantially expand the capabilities of administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that the Company will be successful in recruiting and retaining new employees or retaining existing employees.

The Company cannot provide assurances that management will be able to manage this growth effectively. The failure to successfully manage growth could materially adversely affect its business, financial condition or results of operations.

The Company is dependent on its management and the loss of any of its officers could harm the Company’s business.

The Company’s future success depends largely upon the experience, skill, and contacts of the Company’s officers. The loss of the services of these officers may have a material adverse effect upon the Company’s business.

There is a possibility of cryptocurrency mining algorithms transitioning to proof of stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and the value of our stock.

We will not choose which cryptocurrencies our clients mine, which will allow our clients the ability to choose which cryptocurrencies they believe are the most advantageous for themselves. In the near future there is a high possibility of Ethereum mining algorithms transitioning to proof of stake validation. Proof of stake is an alternative method in validating cryptocurrency transactions that is less dependent on the consumption of electricity. Should the algorithm, whether it relates to Bitcoin or Ethereum, or other cryptocurrencies our clients mine shift from a proof of work validation method to a proof of stake method, mining would likely require less energy, which may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. If we focus our efforts to optimize and improve the efficiency of our computers and clients mining operations, we may be exposed to the risk in the future of losing a potential competitive advantage we may have over some of our competitors as a result, and may be negatively impacted if a switch to proof of stake validation were to occur. This is because we will be investing heavily in equipment based on the mining algorithms method of validation. Such events could have a material adverse effect on our ability to continue as a going concern, which could have a material adverse effect on our business, prospects or results of operations, the value of Bitcoin, Ethereum or other cryptocurrencies that our clients intend to mine and your investment in us.

We may face business disruption and related risks from the recent pandemic of the novel coronavirus 2019 (COVID-19) which could have a material adverse effect on our business.

Our business could be disrupted and materially adversely affected by the recent outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, businesses and schools have been subjected to suspensions due to quarantines intended to contain this outbreak. The spread of SARS CoV-2 from China to other countries has resulted in the Director General of the World Health Organization declaring COVID-19 a pandemic on March 11, 2020. International stock markets reflect the uncertainty associated with the slow-down in the economy. The reduced levels of international travel experienced since the beginning of January and the significant declines in the Dow Industrial Average were largely attributed to the effects of COVID-19. We are still assessing the impact COVID-19 may have on our business, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-019 or its consequences, including downturns in business sentiment generally or in our sector in particular. The extent to which the COVID-19 pandemic and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the pandemic and the actions taken to contain or treat the COVID-19 pandemic.

We may become subject to litigation, which could materially and adversely affect us.

In the future, we may become subject to litigation or enforcement actions, including claims relating to our operations, securities offerings and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. We cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could adversely impact our earnings and cash flows. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, expose us to increased risks that would be uninsured, and materially and adversely impact our ability to attract directors and officers.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity for our common stock if and when it is publicly traded.

Trades of the Company’s common stock, should a market ever develop, may be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

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You may have difficulty depositing your shares with a broker or selling shares of our common stock which you acquire in this offering.

Many securities brokers will not accept securities for deposits and will not sell securities which:

•	are considered penny stocks or
•	trade in the over-the-counter market

Further, for a securities broker which will, under certain circumstances, sell securities which fall under any or all of the categories listed above, the customer, before the securities broker will accept the shares for deposit, must often complete a questionnaire detailing how the customer acquired the shares, provide the securities broker with an opinion of an attorney concerning the ability of the shares to be sold in the public market, and pay a “legal review” fee which in some cases can exceed $1,000.

For these reasons, investors in this offering may have difficulty selling shares of our common stock.

We are an Emerging Growth Company, subject to less stringent reporting and regulatory requirements of other publicly held companies and this status may have an adverse effect on our ability to attract interest in our common stock.

We are an Emerging Growth Company as defined in the JOBS Act. As long as we remain an Emerging Growth Company, we may take advantage of certain exemptions from various reporting and regulatory requirements that are applicable to other public companies that are not emerging growth companies. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are dependent on our telephone, Internet and management information systems for cryptocurrency mining operations.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to manage our computers, software, manage sales and marketing activities and maintain efficient operations through our, internet, telephone and management information systems. A significant disruption in our telephone, Internet or management information systems could harm our relations with our potential clients and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our cryptocurrency mining hosting services. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized access to accounts, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We will rely on licensed encryption and authentication technology to effect secure transmission of confidential information. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal our clients information, cryptocurrency or cause interruptions in our operations. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Changing technology could adversely affect the operation of our website.

The Internet, cryptocurrency, cryptocurrency mining, computer hardware, and the internet of things are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

Risks Related to Certain Conflicts of Interest

We expect to be a “controlled company” within the meaning of Nasdaq rules and, as a result, will qualify for exemptions from certain corporate governance requirements. As a result, you do not have the same protections afforded to stockholders of companies that are not exempt from such corporate governance requirements.

Upon completion of this Offering, our Management will continue to collectively hold more than 50% of the voting power for the election of directors of our company. As a result, we expect to be a controlled company within the meaning of Nasdaq corporate governance standards. Under Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, company or group of persons acting together is a controlled company and will not to comply with certain Nasdaq corporate governance requirements, including the requirements that:

•	a majority of the Board consist of independent directors under Nasdaq rules;

•	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements will not apply to us as long as we remain quoted on the Pink OTC Markets and as a controlled company. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Management— Controlled Company Status.”

There are conflicts of interest between the company, its management and their affiliates.

Da Mu Lin is the sole officer and director of One World Ventures and currently holds all the issued Preferred Stock of One World Ventures. Therefore, it is likely that conflicts of interest will arise between Mr. Lin and the Company. Conflicts of interest could include, but are not limited to the following:

•	use of time,

•	use of human capital, and

•	competition regarding the acquisition of properties and other assets.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the Selling Shareholders. If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $30,000) will be $74,970,000.

We will use these net proceeds for the following:

Shares Offered (% Sold)	100% Shares Sold	75% Shares Sold	50% Shares Sold	25% Shares Sold
Gross Offering Proceeds	$75,000,000	$56,250,000	$37,500,000	$18,750,000
Approximate Offering Expenses (1)
Misc. Expenses	5,000	5,000	5,000	5,000
Legal and Accounting	25,000	25,000	25,000	25,000
Total Offering Expenses	30,000	30,000	30,000	30,000
Total Net Offering Proceeds	74,970,000	56,220,000	37,470,000	18,720,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Equipment and Computers	$26,970,000	$20,250,000	$11,470,000	$2,720,000
Land and Improvement	$3,000,000	$3,000,000	$3,000,000	$3,000,000
Advertising / Marketing	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Working Capital	$5,000,000	$3,000,000	$3,000,000	$3,000,000
Legal & Accounting	$1,000,000	$750,000	$500,000	$250,000
Consulting Fees	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Research and Development	$7,000,000	$5,250,000	$3,500,000	$1,750,000
General and Administrative Expenses	$7,000,000	$5,250,000	$3,500,000	$1,750,000
Total Principal Uses of Net Proceeds	$74,970,000	$56,220,000	$37,470,000	$18,720,000
Amount Unallocated	$0	$0	$0	$0

(1) Offering expenses have been rounded to $30,000.

(2) Any line-item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

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The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DETERMINATION OF OFFERING PRICE

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of August 30, 2022, was $726,728 or $0.0009 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (without deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$1.00	$1.00	$1.00	$1.00
Historical net tangible book value per share as of August 30, 2022 (1)	0.0009	0.0009	0.0009	0.0009
Increase in net tangible book value per share attributable to new investors in this offering	(0.0836)	(0.0640)	(0.0436)	(0.0223)
Net tangible book value per share, after this offering	0.0845	0.0649	0.0445	0.0232
Dilution per share to new investors	0.9155	0.9351	0.9555	0.9768

(1)	Based on net tangible book value as of December 31, 2021, of $726,728 and 821,552,693 outstanding shares of Common stock as of August 30, 2022.

Transfer Agent

The company has also engaged Pacific Stock Transfer, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity. The company estimates the aggregate fee due to Pacific Stock Transfer for the above services to be $3,000 annually.

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PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Offering Period and Expiration Date

The Offering will terminate on the earlier of (i) the date on which the Maximum Offering is sold, or (ii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by check, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

No Selling Stockholders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to One World Ventures, Inc.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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 DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. Our policy is to retain all earnings, if any, to provide funds for the operation and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. The declaration of dividends, if any, will be subject to the discretion of our board, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

The following discussion includes information from the audited financial statements for the years ended December 31, 2020 and 2021, respectively, and should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

One World Ventures Holdings, Inc. (One World Ventures) intends to be a vertically integrated cryptocurrency datacenter and cryptocurrency mine hosting service. We plan to purchase a property in the State of Wyoming and build our data center there. We are currently analyzing properties in Wyoming but have not made any decisions and are not in any negotiations with any properties as of this offering.

Management’s Discussion and Analysis

The Company has had $62,340 and $62,453 in revenues for the years ended December 31, 2021 and 2020. The Company also had $67,866 and $101,326 in operating expenses for the years ended December 31, 2021 and 2020. The Company plans to begin generating revenue from its cryptocurrency mine hosting operations after the purchase, design and installation of our cryptocurrency mining facility in the State of Wyoming.

Plan of Operation for the Next Twelve Months

The Company is dependent on the proceeds of this Offering in order satisfy its cash requirements for the next twelve months. We believe that we will need a minimum of $50,000 raised from the use of proceeds to satisfy our cash requirement for the next twelve months. To complete the Company's entire development of its cryptocurrency hosting services and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to expand our services to further our goal of becoming a cryptocurrency mining hosting provider. Providing cryptocurrency miners, the convenience of coordinating with one operation and providing competitive costs.

The Company expects to increase the number of employees at the corporate level, as warranted.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

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Results of Operations

Results for the Year Ended December 31, 2021, compared to the Year Ended December 31, 2020

Working Capital	December 31, 2021 $	December 30, 2020 $
Cash	-	2,266
Current Assets	787,401	781,456
Current Liabilities	60,672	49,182
Working Capital (Deficit)	726,728	732,274

Cash Flows	December 31, 2021 $	December 31, 2020 $
Cash Flows provided by (used in) Operating Activities	(33,203)	(101,866)
Cash Flows provided by Financing Activities	30,937	99,591
Net Increase in Cash During Period	(2,266)	(2,275)

Operating Revenues

The Company had revenues of $62,340 and $62,453 for the years ended December 31, 2021 and 2020, respectively. Our revenues in 2021 were stable as compared to the year ended 2020 and consisted mainly of payments to note holders.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, and legal and accounting expenses. For the year ended December 31, 2021, general and administrative expenses were $67,886 compared to $101,326 for the year ended 2020. The primary expenses for 2021 and 2020 were for accounting and legal expenses.

The decrease in operating expenses from 2020 to 2021 were due to our relocation of our offices to a less expensive location.

Other Income (Expense)

The Company had other income (expense) for the years ended December 31, 2021 and 2020 of $0 and $190,000, respectively. Other income in 2020 consisted of an impairment of investment of $200,000 and EIDL grant of $10,000.

Net Income (loss)

The net income (loss) for the year ended December 31, 2021, was $(5,546) compared to $(228,873) for the year ended December 31, 2020. The decrease in loss in 2021 was because we had a decrease of $33,440 in general and administrative expenses, and $0 impairment of investment.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At December 31, 2021, the Company had total current assets of $787,401. Current assets consisted primarily of $178,871 loan receivable – related party and a $608,530 loan receivable. At December 31, 2021, the Company had total current liabilities of $60,672 compared to $49,182, at December 31, 2020. Current liabilities consisted primarily of accounts and note payable – related party.

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We had negative working capital of $726,728 as of December 31, 2021.

Cash flow from Operating Activities

During the year ended December 31, 2021, cash provided by operating activities was $(33,203) compared to $(101,866) for the same period ended December 31, 2020. The increase in the amounts of cash provided by operating activities was due to the reduction in impairment of long-term investment to $0 from $200,000 and decrease in accounts payable to $1,683 from $(27,203) for the years ended December 31, 2021 and 2020, respectively.

Cash flow from Financing Activities

For the year ended December 31, 2021, cash provided by financing activities was $30,937 compared to $99,591 provided during the year ended December 31, 2020. The decrease in cash flow from financing activities is due to not receiving $89,951 in capital contribution from stockholders, and a $10,000 reduction of loan receivable in the year ended December 31, 2020 and instead receiving $21,129 in repayment of related party advance and a $9,808 related party loan in the year ended December 31, 2021.

Results for the Six Months Ended June 30, 2022, compared to the Six Months Ended June 30, 2021

Working Capital	June 30, 2022 $	December 31, 2021 $
Cash	81,809	-
Current Assets	911,514	787,401
Current Liabilities	300,787	60,672
Working Capital (Deficit)	610,727	726,728

Cash Flows	June 30, 2022 $	June 30, 2021 $
Cash Flows provided by (used in) Operating Activities	(157,056)	(44)
Cash Flows provided by Financing Activities	263,865	(44)
Net Increase in Cash During Period	81,809	2,222

Operating Revenues

The Company had revenues of $31,170 and $31,170 for the six months ended June 30,2021 and 2020, respectively. Our revenues in 2022 were stable as compared to the six months ended 2021 and consisted mainly of payments to note holders.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, and legal and accounting expenses. For the six months ended June 30, 2022, general and administrative expenses were $141,171 compared to $35,738 for the six months ended 2021. The primary expenses for the six months ended 2022 and 2021 were for accounting and legal expenses.

The increases in operating expenses from 2021 to 2022 were due to relocation of our offices and costs associated therewith, retention of contract personnel, at a cost of $41,000, for the purpose of developing our business plan; brokerage cost of funding activity of $12,000; legal and relates costs of filing Reg A, $24,000; increased payroll due to increase in daily activity, $23,000.

Other Income (Expense)

The Company had other income (expense) for the six months ended June 30, 2022 and 2021 of $0 and $0, respectively.

Net Income (loss)

The net income (loss) for the six months ended June 30, 2022, was $(116,001) compared to $(4,568) for the six months ended June 30, 2021. The increase in loss in 2022 was because we had an increase of $105,433 in general and administrative expenses.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At June 30, 2022, the Company had total current assets of $911,514. Current assets consisted primarily of $165,006 loan receivable – related party and a $639,700 loan receivable. At June 30, 2022, the Company had total current liabilities of $300,787 compared to $60,672, at June 30, 2021. Current liabilities consisted primarily of accounts payable, loan payable and note payable – related party.

We had positive working capital of $610,727 as of June 30, 2022.

Cash flow from Operating Activities

During the six months ended June 30, 2022, cash used in operating activities was $(157,056) compared to $(44) for the same period ended June 30, 2021. The increase in the amounts of cash used in operating activities was due to the increase in loss from operations to $116,001, increase in accrued interest to $31,170 and decrease in accounts payable to $9,884.

Cash flow from Financing Activities

For the six months ended June 30, 2022, cash provided by financing activities was $263,865 compared to $0 provided during the six months ended June 30, 2021. The increase in cash flow from financing activities is due to receiving a $250,000 loan payable and a reduction in related party loan of $13,865 in the six months ended June 30, 2022.

Plan of Operation

Upon completion of this offering, the company intends to fund operations with the proceeds from this offering. Approximate costs over the next 12 months after offering are as follows:

•	Located, Negotiate and Purchase our Property in Wyoming, up to $3,000,000
•	Design and Build our Datacenter, and purchase our cryptocurrency miners, up to $27,000,000
•	Working capital: up to $5,000,000

Over the next 12 months, the company plans to do the following:

•	Begin interacting with potential clients and miners.
•	Negotiate and execute partnerships with crypto mining equipment and services.
•	Further update our business plan and the One World Ventures concept design.
•	Hire more employees for our sales and IT departments to help the company manage and expand growth.
•	Disciplined strategic acquisition(s).

If the opportunity presents itself the company may also consider acquiring companies that are either in the same industry or peripheral industries to our Company. The costs and time in those situations vary and will depend on the current state of the potential acquisition target, the amount of assets and liabilities that are involved, as well as any negotiated business terms regarding the potential companies. At this time the Company does not have any proposed targets and is not in any acquisition negotiations with any companies.

Liquidity and Capital Resources

As of December 31, 2021, the company’s cash on hand was $0. Currently, the company is generating a minimal revenue, however, there is no guarantee that we will ever make a profit or that revenues will continue in the future. The company plans to continue to try to raise additional capital through additional offerings and issuance of shares. Absent additional capital, the company may be forced to significantly reduce expenses and could become insolvent.

Indebtedness

•	As of December 31, 2021, the company has an accumulated deficit of $1,875,734 from banks, lenders and stockholders pursuant to a Promissory Note for working capital to cover expenses and costs in order to operate the Company.

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Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in this Offering Circular, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

Our Company

Cryptocurrency Datacenter Overview

Our goal is to become a datacenter hosting company for cryptocurrency miners that will utilize technologies, beneficial environmental factors and low-cost electricity to host cryptocurrency miners. We believe we can achieve this through a fully integrated infrastructure platform, access to low-cost power and directly owning and operating a majority of the components of our own customized mining sites and machinery. Our purposely designed infrastructure and location will afford us the ability to maintain low operating costs and manage energy consumption, which provides significant advantages in driving profitability across a variety of cryptocurrency market conditions.

Our plan is to purchase property, in Wyoming, and build a cryptocurrency datacenter and cryptocurrency mine hosting service. We plan to purchase the property in the State of Wyoming and build our datacenter there, due to the cooler weather, amount of renewable energy and lower cost of energy that can be found. We are currently analyzing properties in Wyoming but have not made any decisions and are not in any negotiations with any properties as of this offering. Our planned operations within this segment comprises of the following revenue source:

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•

Cryptocurrency Datacenters. As of this offering, we plan to place our cryptocurrency datacenters in the State of Wyoming, due to its climate, the cost of land, the current availability of renewable energy, the future growth of renewable energy, the price and availability of energy in general.

Our cryptocurrency datacenter operations will generate revenue in the form of rent payments from crypto mining companies that will be mining bitcoin through our hosting service which will be owned or leased by us. Our goal is to have generated revenues from third parties for hosting and maintaining their mining operations. We do not plan or intend to accept crytopcurrency as a form of payment for our services. After our initial startup we intend to rapidly increase our cryptocurrency datacenter hosting capacity by increasing the number of computers we own in order to increase our revenue as well as expanding our facilities to be able to host more cryptocurrency mining companies.

Planned Mining Operations

We currently plan to purchase and operate approximately 1,000 miners with hash rate capacity of approximately 45 PH/s. We plan on researching and then purchasing some of the following types of miners Bitmain Antminer S17 Pro (“S17 Pro”) miners, Bitmain Antminer T17 (“T17”) miners, and / or MicroBT WhatsMiner M30S (“M30S”) miners. As of this Offering we have not decided which miners to purchase, and likely our purchasing of the miners will be ultimately determined on the amount of funds we raise in this Offering and what types of miners are available for purchase at that time. We plan to manage our fleet of miners through a combination of our employees and outside contractors.

Because we are planning on basing our operations in Wyoming, we will have access to and control of environmentally beneficial and low-cost power as leverage. After securing the property and constructing the datacenter facility, our focus will then be on sourcing the latest crypto asset mining technology and engaging in transactions to align our interests with those of other key industry stakeholders, including equipment manufacturers and high-performance computing infrastructure managers.

Location of Datacenter and Power Supply

We intend on strategically locating our sites in Wyoming due to its investor-owned power market and abundance of low-cost renewable energy resources. While in the beginning, we will likely have to rely on a large portion of fossil fuel produced energy, we are dedicated to helping support the environmentally friendly mining of cryptocurrency, as we firmly believe that this will be critical to the long-term adoption and success of cryptocurrency and its uses. Our planned future operations will be located in Wyoming, which, according to the United States Energy Information Association, produces 13 times more energy than it consumes, and is ranked third in the United States in wind-powered electricity generation, producing almost 22% of the United States’ total wind generation in 2021. Wyoming has some of the greatest wind resources in the nation, especially in the southeastern corner of the state, which bodes well for increased wind energy generation in the future. From 2020 to 2021 the amount of wind powered-generating capacity nearly doubled to just over 3,000 megawatts. Coal fired power plants energy usage has also been reduced from 97% in 2003 to 73% in 2021, a 24% decrease in eighteen years, according to the United States Energy Information Association. We plan to locate our sites to efficiently utilize low-cost energy and renewable energy in order to maintain a close proximity to our power sources.

Our planned location in the cooler Northwestern United States and access to abundant low-cost power should allow us to cool our miners at lower cost than if we were located in warmer regions, resulting in our ability to maximize crypto asset mining operations through low variable costs and cost per MW. Our current focus is on hosting cryptocurrency miners for monthly rent payments based on the amount and hash rate of miners our potential clients rent. As substantially all of our revenue will be from hosting of cryptocurrency mining, the price of our energy is very important to our business.

We believe that cryptocurrency miners may also ascribe value to the environmentally beneficial manner in which it was mined in the United States because with the cooler temperatures and the use of energy that would potentially be wasted as unused our operations would be less harmful to the environment than other cryptocurrency mining operations that use energy produced from fossil fuels and that require more energy due to the warmer climates. Furthermore, while our focus is currently on cryptocurrencies, we may utilize our miners for other crypto assets depending on market conditions, including the relative values of such other crypto assets, and other factors. We intend to operate with flexibility and a goal of maximizing value from our operations. To this end, our business strategy continues to be acquiring power at the lowest rates in an environmentally beneficial fashion, securing miners with the latest technology to utilize such power generation capabilities, and re-investing proceeds from our hosting of crypto asset mining operations in acquiring additional miners.

Cryptocurrency Mining

Bitcoin, Ethereum, Litecoin, are forms of cryptocurrency, and are crypto assets that are designed to work as a secure and decentralized medium of exchange. Digital assets exist on a blockchain which is a network of computers that together store the history of transactions and validate new transactions without the need for a trusted, central intermediary. Using a blockchain, value can be sent from one account to another in a matter of minutes and with full certainty without requiring the involvement of a bank or financial institution. Each computer on the network stores a copy of all the past transactions and the balance of every account.

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Each account is identified by a “public key,” the address to which funds are sent to and from. To access the account, however, a “private key” is needed. This private key is closely guarded by the holders of crypto assets, as anyone who possesses the private key for an account can access that account and transfer value. As a result of the relationship between public keys and private keys, every transaction ever done on the blockchain is available for public viewing in perpetuity, but the owners of the accounts may be anonymous.

Cryptocurrency networks infrastructure are collectively maintained by a decentralized, public user base who are either volunteers or are rewarded with further cryptocurrency. As the network is decentralized, it does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of the coins and instead value is determined by supply and demand.

A cryptocurrency is a type of decentralized, encrypted digital asset that acts as a medium of exchange and/or store of value. Cryptocurrencies are a popular application of blockchain technology, enabling transactions on the network to be settled, confirmed and stored in a distributed public ledger through a process called mining. Cryptocurrencies are not backed by a central bank or governmental entity, have no physical form and are usually not tied to a value index. Additionally, the supply of a cryptocurrency may be fixed. Bitcoin, for example, has a maximum supply of 21 million bitcoin, which is expected to be reached in 2140 and after which no additional bitcoin will be minted. As of September 30, 2021, approximately 18.8 million bitcoins have been minted.

Most blockchains validate transactions via a process called “proof of work,” which requires that computers compete to solve a complex cryptographic puzzle. Solving this puzzle essentially requires random guesswork and computers generate millions of guesses to arrive at the correct answer, which is referred to as “mining.” The computer that solves the puzzle is rewarded with the crypto asset. Bitcoin for instance, recognizes that over time the computing power devoted to mining can increase or decrease, every 10 minutes the Bitcoin network re-calibrates the difficulty of the puzzle to keep a 10-minute delay between each time the puzzle is solved. This delay is known as the “block time.” Other cryptocurrencies have similar blocking features.

We plan to host cryptocurrency miners by renting our miners to allow our clients to solve these complex cryptographic puzzles. In return for solving a block, our clients will receive a Bitcoin or other crypto asset reward, depending on the blockchain, which they would hold for their account and attempt to sell opportunistically on the market or directly to purchasers to generate a profit. Miners measure their capability in terms of processing power, which is known in the industry as “hashing” power. Hashing power is measured in terms of the number of hashing algorithms solved (or “hashes”) per second, which is the miner’s “hash rate.” Generally speaking, miners with greater hashing power relative to other miners attempting to solve a block have a higher chance of solving the block and receiving a crypto asset award.

Since the inception of the cryptocurrency networks, more and more miners have entered the market competing for the limited number of blocks that are regularly added to the blockchains. The resulting tremendous increase in network hash rate has resulted in increasing levels of “difficulty” being implemented by the cryptocurrencies such as the Bitcoin network, over time. As a result, an individual miner’s chances of adding a new block to the blockchain in a given period of time has decreased, creating volatility in a miner’s revenue stream. To address this challenge, cryptocurrency mining operators began to combine their mining resources into “mining pools” to better compete and reduce volatility in cryptocurrency mining revenue. Combining mining devices in a mining pool allows for faster output and better odds of finding a block at the group level, rather than the individual level. As part of our mining hosting operations, we and our clients may contribute our hash rate to certain pools. Participation in such pools is generally terminable at any time by either party and our risk is limited, as we are able to switch pools at any time or simply not participate in any pools and mine independently. As a participant in such pools, in exchange for providing computing power, we would receive a share of the theoretical global mining rewards based on our percent contribution to those cryptocurrency mining networks, less fees payable to the pool. Members in a mining pool verify the proportion of the contributed computing power in order to be able to track the computing power of the miners that are in the pool, in order to determine the percentage of contribution to the pool, the total computing power contributed to the pool will be publicly available.

While we will not be responsible for actual mining of cryptocurrencies, we continue to monitor and evaluate the crypto asset market, we do not intend to mine crypto assets for ourselves, only to be a host for our crypto mining clients. We will consider factors such as market acceptance, value of the underlying crypto asset, cost to mine, mining equipment and resources required, and impact on our results of operation in making any future determination on what type of assets to further invest in.

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Cryptocurrency Uses

We believe blockchain and cryptocurrencies serve multiple purposes and can make a significant impact across multiple business sectors. We believe cryptocurrencies have numerous advantages over fiat currencies, although there are potential risk factors that are not present with fiat currencies. See “Risk Factors — Risks Related to Governmental Regulation and Enforcement.” Cryptocurrencies’ advantages include:

•	decentralized store of value, supply of which may not be influenced by the monetary policy of governmental authorities or financial institutions;

•	providing simplified and direct access to financial services;

•	encrypted and secure digital assets;

•	immediate settlement of transactions without relying on an intermediary financial institution; and

•	cryptocurrency can be converted to fiat currencies at prevailing market prices for the relevant cryptocurrency.

The Miners

Cryptocurrencies are mined on specialized computers that utilize an algorithm to guarantee the integrity of blocks in the blockchain using a specific hash function to solve the algorithm. The hash function can be efficiently computed on a special mining device called ASIC using the SHA-256 cryptography algorithm, which is the block hashing algorithm used by the bitcoin network to hash new blocks on the blockchain. SHA stands for Secret Hash Algorithm, and it converts any input into a 32-byte output, creating output data hashes that always have 256 digits. The main suppliers of bitcoin mining rigs are Bitmain and MicroBT, each of which control a significant amount of the miner market, with other major suppliers including Ebang and Canaan.

Miners are rewarded in cryptocurrencies and transaction fees in proportion to their processing contribution to the network. Miners are relatively energy intensive and produce a high amount of heat. To operate miners efficiently at a low cost, mining companies endeavor to procure low-cost energy sources, locate the miners in cool climates and implement efficient cooling methods.

Network Hash Rate

Mining hardware conducts complex computations to verify transactions in the blockchain and is measured in “hash rate” or “hashes per second.” Each computation is considered a single hash and the speed at which these problems can be solved by the miners is the hash rate. The total hash rate is a measure of the computing power of the network and is a key security metric. A participant in a blockchain network’s mining function has a hash rate total of its miners seeking to mine a specific digital asset and, system-wide, there is a total hash rate of all miners seeking to mine each specific type of digital asset. A higher total hash rate for a mining participant relative to the blockchain network’s total hash rate generally results over time in a corresponding higher success rate in digital asset rewards as compared to other mining participants with relatively lower total hash rates.

Mining Difficulty

Mining difficulty refers to the level of processing power (hash rate) required for a complex cryptographic block to be solved and authenticated. Once the hash power of the network or the total hash rate is increased or decreased, mining difficulty automatically adjusts this increase or decrease to its corresponding computing requirement for verifying a block. The higher the number of miners in the network effectively results in a higher mining difficulty. As more processing power is added to the network, the difficulty increases.

Cryptocurrency Recent Events

In May 2021, China’s State Council announced a ban on crypto mining and trading activities and banned Chinese financial institutions and payment companies from providing services related to cryptocurrency transactions. In June 2021, China started actively issuing notices and invoking measures to shut down all crypto mining projects in its provinces. In September 2021, Chinese regulators instituted a blanket ban on all crypto mining and transactions, including overseas crypto exchanges services taking place in China, effectively making all crypto-related activities illegal in China. As a result, there have been three major effects on the global crypto mining industry:

1.

Chinese crypto miners accounted for over half of global bitcoin production as of June 2021. As a result of China’s ban on crypto mining, bitcoin mining operations in other locations such as in the United States have seen higher coin rewards due to their proportionally increased hash rate to that of the total hash rate of the bitcoin network.

2.

China used to be the major global supplier for crypto mining equipment, but with the recent constrictions from the Chinese government, non-Chinese miner manufacturers saw an increase in demand for their products. Also, the rapid sell-off of existing mining equipment from the shutdown Chinese crypto miners have allowed non-Chinese mining companies to purchase miners at a reduced price for a short period of time.

3.	Suitable sites to locate miners are scarce, placing a premium on controlled growth by mining companies that own their own sites and facilities.

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Economic Conditions

Market Price of Cryptocurrencies

Our business is heavily dependent on the spot price of cryptocurrencies due to higher prices of cryptocurrencies driving higher mining demand. The prices of cryptocurrencies, specifically bitcoin, have experienced substantial volatility, and high or low prices may have little or no relationship to identifiable market forces, may be subject to rapidly changing investor sentiment and may be influenced by factors such as technology, regulatory void or changes, fraudulent actors, manipulation and media reporting. Bitcoin (as well as other cryptocurrencies) may have value based on various factors, including their acceptance as a means of exchange by consumers and producers, scarcity and market demand.

Halving

Further affecting the digital asset mining industry, and particularly relevant to the bitcoin blockchain, is the fact that the cryptocurrency reward for solving a block is subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a proof-of-work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving.”

For bitcoin, the reward was initially set at 50 bitcoin currency rewards per block. The bitcoin blockchain has undergone halving three times since its inception as follows: (1) on November 28, 2012, at block 210,000; (2) on July 9, 2016, at block 420,000; and (3) on May 11, 2020, at block 630,000, when the reward was reduced to its current level of 6.25 bitcoin per block. The next halving for the bitcoin blockchain is anticipated to occur in March 2024, at block 840,000. This process will reoccur until the total amount of bitcoin currency rewards issued reaches 21 million and the theoretical supply of new bitcoin is exhausted, which is expected to occur around 2140. Many factors influence the price of bitcoin, and potential increases or decreases in prices in advance of or following a future halving are unknown.

Blockchain Difficulty

The increase in mining difficulty and hash rate proportionally reduces the mining proceeds of the equipment and eventually requires mining operations to upgrade their mining equipment to remain profitable and stay ahead of other mining operations.

Electricity Costs

Electricity costs will be our largest operating cost. We intend to structure our contractual obligations with our power supplier to appropriately manage risks related to electricity costs by (1) securing low cost, fixed rate power for long-term, multiyear contracts and (2) in the future we may research and potentially install our own renewable energy source, power generation facility or leasing out property to renewable energy firms, so that they may place renewable energy on our property. We currently have not taken any steps to install our own renewable energy sources, and we will solely rely on the local utility provider to provide us with energy from their grid. The estimated cost of power used by us in connection with our operations was approximately 4.0 cents per kWh for the period ended June 30, 2022 as provided by the local power company website. We currently have no plans to use carbon credits to offset our emissions.

Equipment Costs

The cost of new miners can be unpredictable and could also be significantly higher than our historical cost for new miners. As a result, at times, we may obtain miners and other hardware from third parties at higher prices, to the extent they are available. For example, beginning in the second half of 2020 and continuing into the fourth quarter of 2021, there was a significant appreciation in the market price of bitcoin, as well as an increase in the per-unit price of the miners to mine bitcoin. While we cannot know definitively if these two phenomena are linked, we have seen a measurable increase in the prices for new miners offered by third-party manufacturers during periods of increased market prices for bitcoin, and such prices may continue to track the volatility in the market price of bitcoin.

Competition

In addition to factors underlying the cryptocurrency mining business growth and profitability, our success greatly depends on our ability to compete with other mining operations.

The cryptocurrency mining industry is constantly evolving, and cryptocurrency miners can range from individual enthusiasts to professional mining operations with dedicated mining sites. We plan to  compete with respect to hash rate, access to low-cost power, access to renewable energy, operational efficiency, technological innovation and return on investment. We face significant competition in every aspect of our business, including, but not limited to, the acquisition of new miners, the ability to raise capital, obtaining low-cost electricity, obtaining access to energy sites with reliable sources of power and evaluating new technology developments in the industry.

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Several U.S. and international publicly traded and private companies will compete with us, will have larger hash rates, more miners, guaranteed electricity, lower power prices and will be better funded. Some of those companies include the following we have identified as our publicly traded competitors:

•	Bitfarms Ltd. (formerly Blockchain Mining Ltd);

•	Cipher Mining;

•	Hut 8 Mining Corp.;

•	Northern Data AG;

•	Stronghold Digital Mining, Inc.

As of the date of this Offering, information concerning the specific activities of these enterprises is not readily available as many participants in this sector do not publish information publicly or the publicly available information may be unreliable. The availability and reliability of published sources of information relating to cryptocurrency cannot be assured.

To stay competitive in the evolving cryptocurrency mining industry, and the hosting, thereof, both against new entrants into the market and existing competitors, we anticipate that we will have to consistently continue to expand our miner fleet, which could include purchasing the latest generation of miners, as well as potentially innovating to develop and implement new technologies and mining solutions.

Proof-of-stake networks also serve as competition to the bitcoin blockchain. As proof-of-stake algorithms create new blocks in a blockchain without resource intensive calculations to validate transactions, companies with significant advantages in terms of scale or low-cost power may be less competitive on a proof-of-stake network.

Seasonality

Miners are relatively energy intensive and produce a high amount of heat. Typically, machines operate more efficiently in the colder seasons when operators do not need to utilize as many cooling methods.

Property

 Our principal executive offices are located at 3370 Pinks Place, Ste F, Las Vegas, NV 89102. Our mailing address is 3395 S. Jones Blvd., Suite 337, Las Vegas, NV 89146, and our telephone number is (702) 331-9700. Our website is www.oneworldventuresinc.com and our email address is info@oneworldventuresinc.com.

Employees

Including our Officers and Directors we have 3 full-time employees of our business or operations who are employed at will by One World Ventures, Inc. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff in the near future.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of August 31, 2022:

As of August 31, 2022, One World Ventures, Inc. had three-full-time employees, and no part-time employees. The directors and executive officers of the Company as of August 31, 2022, are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Da Mu Lin	CEO, CFO, Secretary Director	42	07/06/2018	40

Da Mu Lin, Age 42: Da Mu Lin has over fifteen years of experience in business administration and commerce. He served as the vice president of MGM International Resort Far East Marketing from 2005 until 2015. In 2015, Mr. Lin founded and was CEO of American Natural Health Corporation, where he helped begin and run the company until 2017. From 2017 until Present Mr. Lin has been the CEO of One World Ventures, Inc, where he has brought his international and start-up experience in order to assist the Company with finding the right business candidate to make One World Ventures a success.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Significant Employees

Other than the foregoing named officers and directors, we have three full-time employees whose services are materially significant to our business and operations who are employed at will by One World Ventures, Inc.

Family Relationships

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officer paid by us during the year ended December 31, 2021 and 2020, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Da Mu Lin, CEO, CFO, Sec, Director	2020	0	0	0	0	0	0	0	0
	2021	0	0	0	0	0	0	0	0

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity incentive awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2021.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Da Mu Lin, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Da Mu Lin collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Da Mu Lin unless the communication is clearly frivolous.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors.

Director Independence

The Board of Directors is currently composed of 1 member. Da Mu Lin does not qualify as independent Director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

On August 10, 2018, our CEO Da Mu Lin loaned the company working capital of $2,100 through a demand note with interest payable at 1% per annum. The note remains outstanding on September 30, 2021 and December 31, 2020. The related party contributed an additional $9,000 during the three months ended September 30, 2021, with the final terms to be determined.

Loan receivable- Related Party

On June 25, 2018 and June 28, 2018, the Company’s subsidiary entered balloon payment promissory notes with the Company CEO, Da Mu Lin (“borrower”), for $200,000 and $100,000. The interest rate is 12% per annum and the unpaid principal and interest shall be payable in monthly installments of $2,000 and $1,000 beginning July 31, 2018, until June 30, 2019, which is the due date, at which time the remaining unpaid principal and interest shall be due in full. On July 10, 2018, the Company entered a balloon payment promissory note with the Company CEO for $200,000. The interest rate is 3% per annum from January 1, 2019. If the principal and interest are paid in full on or before July 31, 2019, the borrower shall be entitled to a discount equal to 1% of the unpaid principal immediately prior to such payment. In November 2018, the borrower repaid $70,000 as principal to the loan entered on June 28, 2018. As of December 31, 2018, the loan receivable from the borrower was $430,000. During the quarter ended December 31, 2019, the loan was reduced to $200,000 plus accrued interest of $6,000. The Company had intended to reduce the loan in exchange for salary but reversed that position during the fourth quarter. On March 31, 2021 and December 31, 2020, the loan balance remains unchanged at $200,000.

Other than the aforementioned related party transactions, if any, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are no other transactions involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

We have not issued and do not have outstanding any share purchase warrants to purchase shares of our Common Stock.

Controlled Company Status

Upon completion of this Offering, our Management will continue to collectively hold more than 50% of the voting power for the election of directors of our company. As a result, we expect to be a controlled company within the meaning of Nasdaq corporate governance standards. Under Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, company or group of persons acting together is a controlled company and will not to comply with certain Nasdaq corporate governance requirements, including the requirements that:

•	a majority of the Board consists of independent directors under Nasdaq rules;

•	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

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These requirements will not apply to us as long as we remain quoted on the Pink OTC Markets and as a controlled company. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Controlled Company Status.”

Conflict of Interest

There is a potential for a conflict of interest between the Company, and Mr. Lin. As Mr. Lin is a controlling shareholder and also our Chief Executive Officer, Chief Financial Officer, Secretary and Director, as such there is the potential for a conflict of interest between the Company, and Mr. Lin.

Except as described above, there are no conflicts of interest between the Company and any of its officers or directors.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Legal/Disciplinary History

None of One World Ventures, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of One World Ventures, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of One World Ventures, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of One World Ventures, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

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We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of August 31, 2022, certain information regarding beneficial ownership of our common stock by:

•	Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”
•	Each person known to us to beneficially own 5% or more of our common stock;
•	Each of our directors; and
•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 821,552,693 shares outstanding as of August 31, 2022.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class Ownership	Percentage of Beneficial Ownership of Common Stock Assuming Conversion of all Preferred Shares	Percentage of Voting Power Based on Voting Privileges of Common and Preferred Shares without Conversions
Directors and Officers:
Da Mu Lin	30,000,000 Series A Preferred(3) 12,000,000 Common Stock	100% Series A Preferred 1.5% Common Stock	30,000,000	3,012,000,000 Total Votes

USINC LLC Brittany Kern	141,169,217 Common Stock	17.2% Common Stock		126,169,217 Total Votes

KLC Corp. Constance Kern	49,156,840 Common Stock	5.9% Common Stock		49,156,840 Total Votes

Vision Partners, Inc. Anthony Lawand	49,156,840 Common Stock	5.9% Common Stock		49,156,840 Total Votes

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Zhiqiang Yu	49,156,840 Common Stock	5.9% Common Stock	49,156,840 Total Votes

Dynamic Prosperity, LLC Zhen Li	163,856,124 Common Shares	20% Common Stock	163,856,124 Total Votes

ANCH Capital Da Mu Lin	172,450,000 Common Shares	21% Common Stock	172,450,000 Total Votes

Geyser International, LLC Da Mu Lin	4,644,740 Common Stock	0.6% Common Stock	4,644,740 Total Votes

All executive officers and directors	Common Stock	23% Common Stock(2)
as a group (1 person)	Series A Preferred	100% Series A Preferred
	Total Common Vote	84%(4)

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based upon 821,552,693 shares outstanding as of August 31, 2022.
(3)

Reflects Series A Preferred Stock. Series A Preferred Stock converts at a ratio of 1 Series A Preferred Share into 1Share of Common Shares. Series A Preferred Stock has voting rights of 100 votes of common stock per share of Series A Preferred.

(4)	Based upon the voting preferences included in all of the classes of stock of the Company, which totals 3,821,552,693 votes.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

The following is a summary of the terms of our securities. This summary does not purport to be complete, nor does it represent all information which you might find to be important for understanding our capital stock. This summary is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and bylaws, copies of which are filed as exhibits to the Offering circular of which this forms a part.

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General

Common Stock

We are authorized to issue Three Billion Five Hundred Million (3,500,000,000) shares of common stock with a par value of $0.0001 per share (the “Common Stock”) and Thirty Million (30,000,000) shares of Series A Preferred stock (the “Preferred Stock"), with a par value of $0.0001. The specific rights of the preferred stock, when so designated, shall be determined by the board of directors.

Voting Rights. All shares of common stock shall be identical with each other in every respect and the holders of common shares shall be entitled to have unlimited voting rights on all shares and be entitled to one vote for each share on all matters on which Shareholders have the right to vote.

Liquidation. In the event of a liquidation, dissolution, or winding up of the Company, the holders of our Common Stock are entitled to share pro-rata all net assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preemptive Rights. No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, provided however that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any right of first refusal that the Board of Directors may deem advisable in connection with such issuance.

Conversion Rights. The Board of Directors may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be outlined in the By-laws of the corporation.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof of such series.

Series A Preferred

On December 14, 20210, the Company filed an amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada, which, among other things, authorized 50,000,000 shares as preferred shares and established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”).

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Among other provisions, each one (1) share of the Series A Preferred Stock shall have voting rights of 100 votes for every 1 share of Series A Preferred Stock.

Thirty million (30,000,000) shares of Series A Preferred Stock were issued to our CEO, Da Mu Lin.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

Warrants

We currently have no warrants to purchase shares of our common stock outstanding.

Transfer Agent

We have appointed Pacific Stock Transfer, Co. as the transfer agent for our common stock. Its address is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119, its telephone number is +1 (702) 361-3033 and website is www.pacificstocktransfer.com.

Listing

Our common stock is quoted on the OTC Markets Group under the trading symbol “OWVI.”

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three- month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock. This summary is limited to non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

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This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this offering. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the purchase, ownership or disposition of our common stock.

As used in this summary, the term “non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of purchasing, owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a non-U.S. Holder and does not address any special tax rules that may apply to particular non-U.S. Holders, such as:

•

a non-U.S. Holder that is a financial institution, insurance company, regulated investment company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

•	a non-U.S. Holder holding common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	a non-U.S. Holder whose functional currency is not the U.S. dollar;

•	a non-U.S. Holder that holds or receives common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	a non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Distributions on Our Common Stock

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. Holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment, or a fixed base maintained by the Non-U.S. Holder within the United States are generally exempt from the 30% withholding tax if the non-U.S. Holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock, and thereafter will be treated as capital gain from a disposition of common stock subject to the tax treatment described below in “Dispositions of Our Common Stock.”

The foregoing discussion is subject to the discussions below under “Withholding and Information Reporting” and “FATCA Withholding.”

Dispositions of Our Common Stock

We believe that we may be a “United States real property holding corporation.” Generally, a corporation is a United States real property holding corporation if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

Notwithstanding our potential status as a “United States real property holding corporation,” a non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Holder, if any; provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

if we were a “United States real property holding corporation,” the Non-U.S. Holder actually or constructively owns more than five percent of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, provided that our common stock is “regularly traded on an established securities market,” within the meaning of Section 897 of the Code and applicable Treasury Regulations, during the calendar year in which the sale or other disposition occurs.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

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Federal Estate Tax

Our common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Generally, distributions in respect of our common stock to a non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, backup withholding of U.S. federal income tax may apply to distributions in respect of our common stock to a non-U.S. Holder if the non-U.S. Holder fails to certify under penalties of perjury that it is not a United States person.

Payments of the proceeds of the sale or other disposition of our common stock to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, but generally not backup withholding, unless (i) the broker has evidence in its records that the payee is not a United States person, and the broker has no actual knowledge or reason to know to the contrary or (ii) the payee otherwise establishes an exemption. Payments of the proceeds of a sale or other disposition of our common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a United States person (and the payor has no actual knowledge or reason to know to the contrary) or otherwise establishes an exemption.

Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability (if any); provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors about the filing of a U.S. federal income tax return in order to obtain a refund.

FATCA Withholding

Non-U.S. Holders should be aware that, under Sections 1471 through 1474 of the Code (“FATCA”), a 30% withholding tax will be imposed on certain payments (which could include distributions in respect of our common stock) to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity or a related entity register with the IRS and identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity. Foreign entities that hold our common stock generally will be subject to this tax unless they certify on an applicable IRS Form W-8 (generally, IRS Form W-8BEN-E) that they comply with, or are deemed to comply with, or are exempted from the application of, these rules.

Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Further, the United States has entered into many intergovernmental agreements (“IGAs”) with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules.

Under certain circumstances, a non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Mark E. Pena of Tampa, Florida.

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EXPERTS

The below described expert has not been hired on a contingent basis and will not receive a direct or indirect interest in the Company.

The consolidated financial statements of One World Ventures, Inc. as of and for the years ended December 31, 2021 and 2020 incorporated by reference herein have been audited by B.F. Borgers, CPA, PC, an independent registered public accounting firm, as set forth in their report incorporated by reference herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain of the information that we file with it after the date of the filing of the Offering circular of which this forms a part, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this offering, and later information that we file with the SEC will automatically update and supersede this information.

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Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of One World Ventures, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of One World Ventures, Inc. (the "Company") as of December 31, 2021 and 2020, the related statement of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

June 13, 2022

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ONE WORLD VENTURES, INC.
BALANCE SHEETS
	December 31	December 31
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$2,266
Loan receivable - related party	178,871	200,000
Loan receivable	608,530	579,190
Total current assets	787,401	781,456

Total assets	$787,401	$781,456

LIABILIIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$48,764	$47,082
Note payable - related party	11,908	2,100
Total current liabilities	60,672	49,182

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized;
30,000,000 issued and outstanding at December 31, 2021 and
December 31, 2020, respectively	30,000	30,000
Common stock, $0.001 par value; 3,500,000,000 shares authorized;
825,640,677 issued and outstanding at September 30, 2021
and December 31, 2020 respectively	825,642	825,642
Additional paid-in capital	1,746,820	1,746,820
Accumulated deficit	(1,875,734)	(1,870,188)
Total stockholders' equity	726,728	732,274

Total liabilities and stockholders' equity	$787,401	$781,456

(the accompanying notes are an integral part of these audited financial statements)

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ONE WORLD VENTURES, INC.
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31
	2021	2020
Revenue
Interest income	$62,340	$62,453
Total revenue	62,340	62,453

Overhead
General and administrative	67,886	101,326
Total overhead	67,886	101,326

Loss from operations	(5,546)	(38,873)

Other expense
Impairment of investment	-	(200,000)
EIDL grant	-	10,000
Total other expense	-	(190,000)

Loss for the year	$(5,546)	$(228,873)

NET LOSS PER COMMON SHARE
BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - BASIC AND DILUTED	825,640,677	832,245,690

(the accompanying notes are an integral part of these audited financial statements)

ONE WORLD VENTURES, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
					Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances, December 31, 2020	30,000,000	$30,000	825,640,677	$825,642	$1,746,820	$(1,870,188)	$732,274
Loss for the year	-	-	-	-	-	(5,546)	(5,546)
Balances, December 31, 2021	30,000,000	$30,000	825,640,677	$825,642	$1,746,820	$(1,875,734)	$726,728

					Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances December 31, 2019	30,000,000	$30,000	827,746,901	$827,747	$1,655,123	$(1,641,315)	$871,556
Common shares issued for cash	-	-	(2,106,224)	(2,105)	91,696	-	89,590
Loss for the year	-	-	-	-	-	(228,873)	(228,873)
Balances December 31, 2020	30,000,000	$30,000	825,640,677	$825,642	$1,746,819	$(1,870,188)	$732,273

(the accompanying notes are an integral part of these audited financial statements)

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ONE WORLD VENTURES, INC.
STATEMENTS OF CASH FLOWS
	For the Year Ended
	December 31
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the year	$(5,546)	$(228,873)
Adjustments to reconcile net loss to net cash used in
operating activities:
Impairment of long term investment	-	200,000
Increase in accrued interest	(29,340)	(50,340)
Changes in operating assets and liabilities
Decrease in accounts payable	1,683	(27,203)
Prepaid expenses	-	4,550
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(33,203)	(101,866)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITES
Capital contributions from stock holders	-	89,591
Repayment of related party advance	21,129	-
Related party loan	9,808	-
Reduction of loan receivable	-	10,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	30,937	99,591

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(2,266)	(2,275)
CASH AND CASH EQUIVALENTS - beginning of period	2,266	4,541

CASH AND CASH EQUIVALETS - end of period	$-	$2,266

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

(the accompanying notes are an integral part of these audited financial statements)

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One World Ventures, Inc. Notes to Financial Statements As of December 31, 2021

Note 1 – Operations

Organization and Description of Business

One World Ventures Inc. is a holding company that invests in technologies, communities and systems that facilitate trade, finance, communication and travel across international boundaries, cultures and languages. The Company looks for alternatives to traditional ways of doing business. Management has substantial international experience in The United States, Europe and Asia setting up companies and establishing trade and commerce. The company leverages these skills with emerging technologies and strategic alliances to provide creative solutions and market opportunities. These businesses together form the cornerstone of our enterprise and give the company the opportunity to grow in the coming years. This combination provides the company with a trading component, a technology component, and a finance component to establish a strong presence across business environments. One World Ventures anticipates substantial growth and opportunity in both the short term and long term. The Company has recently added key corporate financial staff and executive level operating persons in the USA and is planning on major expansions in the short term.

The Company was incorporated under the laws of the State of Nevada on July 7, 1997. On July 6, 2018 Da Mu Lin purchased 30,000,000 shares of preferred stock, giving him voting control of the company.

On January 2, 2019 the Company entered in a reverse merger with Aqueous International Corporation through a stock exchange. In this type of merger, the legal entity One World Ventures, Inc. is the surviving legal entity and capital structure, but the accounting history is that of Aqueous International Corporation. Additionally, the equity of One World Ventures, Inc. is treated as a capital contribution with no goodwill created.

Aqueous International Corporation, together with its currently inactive subsidiaries described in the following paragraph (collectively “AIC” or the “Company”) was established to invest, partner/joint venture with, companies to cultivate, manufacture, distribute and sell cannabis products (“Products”) on Native American Reservations, and in the United States and Internationally in geographical areas where state and local ordinances permit such activities or any cannabis business opportunity which is beneficial to Company. The Company will seek strategic partnerships with state of the art cultivators, extractors, manufacturers, distributors and research and development entities to further enhance product offerings. The Company was incorporated on August 28, 2017 in the State of Delaware, and is based in Las Vegas, Nevada. The Company has elected its fiscal year to end on December 31.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements reflect the following significant accounting policies:

Basis of Presentation

The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements, which are stated in U.S. Dollars.

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements reflect the following significant accounting policies:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

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Basic and Diluted Net Loss per Share

Diluted loss per share is calculated using the treasury method which requires the calculation of diluted loss per share by assuming that any outstanding stock options with an average market price that exceeds the average exercise prices of the options for the year, are exercised and the assumed proceeds are used to repurchase shares of the Company at the average market price of the common shares for the year. An incremental per share effect is then calculated for each option. The denominator of the diluted loss per share formula is the number common shares outstanding at balance sheet date plus the incremental shares assumed to be issued from treasury for option exercises, less the number of shares assumed to be repurchased, weighted by the period they are assumed to be outstanding. This dilution calculation did not affect current results, the Company has not adopted a stock option plan and there are no warrants and canceled all other common stock equivalents outstanding.

Estimated Fair Value of Financial Instruments

ASC 820, "Fair Value Measurements", requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model - derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash equivalents, accounts payable, loans payable, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash equivalents is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations. Amounts in each Level include:

It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years during which the differences are expected to reverse and upon the possible realization of net operating loss carry - forwards. Additionally, the Company has not recognized any amount for a tax position taken or expected to be taken on its tax return, or for any interest or penalties.

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Valuation of Long-Lived Assets

The Company periodically analyzes its long - lived assets for potential impairment, assessing the appropriateness of lives and recoverability of un - depreciated balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America. The long-term investment of $200,000 was determined to no longer be viable and was fully impaired on December 31, 2020.

Start-up Costs

The Company expenses the cost of start - up activities, including organizational costs, as those costs are incurred.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Revenue Recognition

The Company adopted the new revenue recognition standard ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the cumulative effect (modified retrospective) approach. Modified retrospective adoption requires entities to apply the standard retrospectively to the most current period presented in the financial statements, requiring the cumulative effect of the retrospective application as an adjustment to the opening balance of retained earnings at the date of initial application. No cumulative-effect adjustment in retained earnings was recorded as the adoption of ASU 2014-09 did not significantly impact the Company’s reported historical revenue. Revenue from substantially all of our contracts with customers continues to be recognized over time as services are rendered. The impact of the adoption of the new standard was not material to the Company’s consolidated financial statements. The Company expects the impact to be immaterial on an ongoing basis.

The primary change under the new guidance is the requirement to report the allowance for uncollectible accounts as a reduction in net revenue as opposed to bad debt expense, a component of operating expenses. The Company has historically included the allowance for uncollectible accounts amounts with its allowance for contractual adjustments as a reduction in operating expenses. However, most contracts are collected in full at time of delivery and the Company has immaterial account receivables and also related uncollectible accounts. Accordingly, the adoption of this guidance did not have an impact on our condensed consolidated financial statements, other than additional financial statement disclosures.

The guidance requires increased disclosures, including qualitative and quantitative disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

The Company operates as one reportable segment.

47

The Company receives payments from individual clients and patients. As the period between the time of service and time of payment is typically one day or less if it is an internet sale otherwise payment can be up to 30 days, the Company elected the practical expedient under ASC 606-10-32-18 and did not adjust for the effects of a significant financing component. Revenue is recognized at the point of time at the conclusion of when services are performed for individual clients and patients and all performance obligations have been met.

Under the new revenue standard, the Company has elected to apply the following practical expedients and optional exemptions:

•	Recognize incremental costs of obtaining a contract with amortization periods of one year or less as expense when incurred. These costs are recorded within general and administrative expenses.

•

Recognize revenue in the amount of consideration to which the Company has a right to invoice the customer if that amount corresponds directly with the value to the customer of the Company’s services completed to date.

•

Exemptions from disclosing the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts for which revenue is recognized in the amount of consideration to which the Company has a right to invoice for services performed, and (iii) contracts for which variable consideration is allocated entirely to a wholly unsatisfied performance obligation or to a wholly unsatisfied promise to transfer a distinct service that forms part of a single performance obligation.

•	No adjustment is made for the effects of a significant financing component as the period between the time of service and time of payment is typically one year or less.

The Company recognizes revenue from product sales or services rendered when the following five revenue recognition criteria are met: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

Foreign Currency

The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statements of Operations:

During the respective periods presented, the Company was not involved in any transactions which required translation of foreign currencies.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand, cash on deposit with its attorney, and demand deposits in banks with an initial maturity of 90 days or less. As of the date of these financial statements, the Company held no cash nor cash equivalents. A portion of an existing debt, in the amount of $5,000 was collected on April 7, 2021 and provided adequate cash for continued short term operations.

Stock-based Compensation

The Company follows ASC 718 - 10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718 - 10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant - date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options; nor has it made any awards of stock, or stock equivalents.

48

Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its financial statements.

Other

The Company consists of one reportable business segment.

Advertising is expensed as incurred.

We did not have any off - balance sheet arrangements as of the date of these financial statements.

Note 3– Going Concern

Generally accepted accounting principles in the United States of America contemplate the con0on of the Company as a going concern. However, the Company recorded a history of net losses and has accumulated net losses since inception. The Company also has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of investors and stockholders of the Company. As of our report date, we projected the Company would need additional cash resources to operate during the upcoming 12 months. The Company intends to attempt to acquire additional operating capital through private equity offerings to the public and existing investors to fund its business plan. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 – Share Capital

Common Stock

The Company is authorized to issue 3,500,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable and have one vote per share. Pursuant to an Equity Purchase Agreement, dated April 24, 2019, the Company agreed to issue 19,909,404 common shares to a prospective investor, recorded at a cost of $0.001 per share.

During the nine months ended September 30, 2020, the Company issued, for cash of $109,500, 17,803,180 shares of its common stock; then cancelled the 19,909,404 common shares, which had been inaccurately issued and had 825,640,677 shares outstanding.

During the 2019 fiscal year the Company issued, for cash 11,461,355 of its common shares, to four investors for a total cost of $70,000 or $0.006 per share. A total of 8,573 additional common shares were issued to the four investors, on March 31, 2020 to adjust the number of shares that should have been issued, to the correct amounts

During the six months ended June 30, 2020 the company issued for cash, to two investors, 13,215,197 of its common restricted shares at a total cost of $81,500 or $0.006 per share.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001. On May 24, 2018, the Company issued 30,000,000 shares of Preferred Stock. These preferred shares carry voting rights of 100 shares of common stock for each preferred share. These are the only preferred shares outstanding at March 31, 2021 and December 31, 2020.

49

Note 5 – Convertible Note

The outstanding balance of $2,100 represents cash provided to the company for its investing purposes in 2009 and is convertible at the option of the holder at a rate of $0.0001 per share. On September 30, 2021, the note holder contributed an additional $9,808 with final terms to be determined.

Note 6 – Impairment Charges

On December 31, 2020, management analyzed the value of its long-term assets and determined that the long-term investment of $200,000 should be fully impaired.

Note 7 – Agreements

Office Service Agreement

On September 1, 2017, the Company’s subsidiary entered into a Service Agreement (the “Agreement”) with ANHC Capital Corporation. (“ANHC”). Under this Agreement, ANHC will provide the Company services including but not limited:

1.	Human resources function including training, development, insurance, candidate search, hiring and termination;
2.	Accounting and financing function;
3.	Corporate compliance functions including all SEC filing, legal documents review and all related governmental agencies registration and so on.

The compensation for services to ANHC is equal to the actual labor cost and non-labor cost, including 3rd party vendor, plus 10% markup and the invoice shall be paid within 30 days of the date of invoice.

The contract may be terminated by either party upon 30 days prior written notice to the other party.

The Company incurred $480,050 and $371,913 for services performed pursuant to the Agreement for the years ended December 31, 2018 and 2019 respectively. On September 1, 2019, the provider and the Company agreed to terminate, effective July 1, 2020, the Service Agreement for a penalty of $35,000, which was paid in full, during the period ended March 31, 2020.

Note 8 – Related Party Transactions

ASC 850, Related Party Disclosures, requires that financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. A related party transaction includes a party or entity who can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

On August 10, 2018 new CEO Da Mu Lin loaned the company working capital of $2,100 through a demand note with interest payable at 1% per annum. The note remains outstanding on September 30, 2021 and December 31, 2020. The related party contributed an additional $9,000 during the three months ended September 30, 2021 with the final terms to be determined.

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Loan receivable- Related Party

On June 25, 2018 and June 28, 2018, the Company’s subsidiary entered balloon payment promissory notes with the Company CEO, Da Mu Lin (“borrower”), for $200,000 and $100,000. The interest rate is 12% per annum and the unpaid principal and interest shall be payable in monthly installments of $2,000 and $1,000 beginning July 31, 2018 until June 30, 2019 which is the due date, at which time the remaining unpaid principal and interest shall be due in full. On July 10, 2018, the Company entered a balloon payment promissory note with the Company CEO for $200,000. The interest rate is 3% per annum from January 1, 2019. If the principal and interest are paid in full on or before July 31, 2019, the borrower shall be entitled to a discount equal to 1% of the unpaid principal immediately prior to such payment. In November 2018, the borrower repaid $70,000 as principal to the loan entered on June 28, 2018. As of December 31, 2018, the loan receivable from the borrower was $430,000. During the quarter ended December 31, 2019 the loan was reduced to $200,000 plus accrued interest of $6,000. The Company had intended to reduce the loan in exchange for salary, but reversed that position during the fourth quarter. On March 31, 2021 and December 31, 2020 the loan balance remains unchanged at $200,000.

Note 9 – Loan Receivable

The Company’s subsidiary had entered several loan agreements with Colorado Natural Health Centers, LLC (“CNHC”) in year 2018 and 2017 listed as below:

Date	Loan	Annual Interest rate	Term (Year)	Due Date	Consolidated Loan Agreement	Term (Year)	Annual Interest Rate	Due Date
	Amount
10/25/2017	200,000	12%	1	10/26/2018	11/1/2018	2	12%	11/1/2020
12/1/2017	50,000	12%	1	11/30/2018
1/16/2018	50,000	12%	1	1/15/2019
7/20/2018	150,000	12%	1	7/20/2019

On November 1, 2018, the Company’s subsidiary entered into a consolidated loan agreement with CNHC (“Borrower”) for a total amount of $469,500 with annual interest rate of 12% and maturity on November 1, 2010, which cancelled and superseded the previous loan agreements listed in above table. While execution of the loan agreement, the borrower agreed to execute Promissory Notes with an amount of $469,000 to insure the repayment of the loan.

As of December 31, 2018 and 2017, the loan receivable from the borrower was $450,000 and $250,000, respectively. For the year ended December 31, 2018 and 2017, the interest income was $43,500 and $4,500, respectively. The borrower made payment of $28,500 for the interest in 2018. As of December 31, 2018 and 2017, the interest receivable from the borrower was $19,500 and $4,500, respectively.

On May 1, 2018 and June 10, 2018, the Company’s subsidiary entered into balloon payment promissory note with J Michael Corporation for $50,000 and $30,000. The interest rate is 20% and 12.5% per annum and the unpaid principal and interest shall be payable in one payment on June 30, 2018 and July 31, 2018, respectively, which is the due date, at which time the remaining unpaid principal and interest shall be due in full.

Note 10 – Earnings per Share

Income (Loss) Per Share. Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. The Company has no common stock instruments, convertible debentures, preferred stock, or options and warrants associated with performance contracts conversions to consider in the calculations (as the impact of the potential common shares would be to decrease the loss per share). Therefore, the diluted and non-diluted (loss) per share is the same, and no diluted loss per share figures are presented.

Note 11 – Subsequent Events

The Company has evaluated all other subsequent events through March 25, 2022, which is the date these unaudited financial statements were issued and found there are no other events to report.

51

Unaudited Financial Statements

52

ONE WORLD VENTURES, INC.

BALANCE SHEETS

(prepared by management without audit or review)

	June 30	December 31
	2022	2021
ASSETS
CURRENT ASSETS
Cash on hand	$81,809	$-
Loan receivable - related party	165,006	178,871
Loan receivable	639,700	608,530
Investment in Coin World, Inc.	25,000	-
Total current assets	911,514	787,401

Total assets	$911,514	$787,401

LIABILIIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Acounts payable	$38,879	$48,764
Loan payable	250,000	-
Note payable - related party	11,908	11,908
Total current liabilities	300,787	60,672

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized; 30,000,000 issued and outstanding at June 30, 2022 and December 31, 2021, respectively	30,000	30,000
Common stock, $0.001 par value; 3,500,000,000 shares authorized; 825,640,677 issued and outstanding at June 30, 2022 and December 31, 2021 respectively	825,642	825,642
Additional paid-in capital	1,746,820	1,746,820
Accumulated deficit	(1,991,735)	(1,875,734)
Total stockholders’ equity	610,727	726,728

Total liabilities and stockholders’ equity	911,514	$787,401

(the accompanying notes are an integral part of these unaudited financial statements)

53

ONE WORLD VENTURES, INC.

STATEMENTS OF OPERATIONS

(prepared by management without audit or review)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
Revenue
Interest income	$15,585	$16,170	$31,170	$31,170
Total revenue	15,585	16,170	31,170	31,170

Overhead
General and administrative	127,202	20,376	147,171	35,738
Total overhead	127,202	20,376	147,171	35,738

Loss from operations	(111,617)	(4,206)	(116,001)	(4,568)

Loss for the year	$(111,617)	$(4,206)	$(116,001)	$(4,568)

NET LOSS PER COMMON SHARE
BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - BASIC AND DILUTED	825,640,677	825,640,677	825,640,677	825640677

(the accompanying notes are an integral part of these unaudited financial statements)

54

ONE WORLD VENTURES, INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE SIX AND THREE MONTHS ENDED June 30,, 2022

(prepared by management without audit or review)

	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Total
Balances, December 31, 2021	30,000,000	$30,000	825,640,677	$825,642	$1,746,820	$(1,875,734)	$726,728
Loss for six months	-	-	-	-	-	(116,001)	(116,001)
Balances, June 30,, 2022	30,000,000	$30,000	825,640,677	$825,642	$1,746,820	$(1,991,735)	$610,727

Balances December 31, 2020	30,000,000	$30,000	825,640,677	$825,642	$1,746,820	$(1,870,188)	$732,274
Loss for the six months	-	-	-	-	-	(4,568)	(4,568)
Balances, June 30, 2021	30,000,000	$30,000	825,640,677	$825,642	$1,746,820	$(1,874,756)	$727,706

Balances, March 31, 2022	30,000,000	$30,000	825,640,677	$825,642	$1,746,820	$(1,880,118)	$722,344
Loss for the three months	-	-	-	-	-	(111,617)	(111,617)
Balances, June 30, 2022	30,000,000	$30,000	825,640,677	$825,642	$1,746,820	$(1,991,735)	$610,727

Balances, March 31, 2021	30,000,000	$30,000	825,640,677	$825,642	$1,746,820	$(1,870,550)	$731,912
Loss for the three months	-	-	-	-	-	(4,206)	(4,206)
Balances, June 30, 2021	30,000,000	$30,000	825,640,677	$825,642	$1,746,820	$(1,874,756)	$727,706

(the accompanying notes are an integral part of these unaudited financial statements)

55

ONE WORLD VENTURES, INC.

STATEMENTS OF CASH FLOWS

(prepared by management without audit or review)

	For the Six Months Ended
	June 30
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the three months	$(116,001)	$(4,568)
Adjustments to reconcile net loss to net cash used in
operating activities:
Increase in accrued interest	(31,170)	7,330
Changes in operating assets and liabilities
Decrease in accounts payable	(9,884)	(2,806)
Prepaid expenses	-	-
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(157,056)	(44)

CASH FLOWS USED IN INVESTING ACTIVITIES
Advance to wholly owned subsiduary	(25,000)	-
CASH FLOWS USED IN INVESTING ACTIVITIES	(25,000)	-

CASH FLOWS FROM FINANCING ACTIVITES
Cash received from loan payable	250,000	-
Reduction of related party loan	13,865	-
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	263,865	(44)

INCREASE IN CASH AND EQUIVALENTS	81,809	-
CASH AND CASH EQUIVALENTS - beginning of period	-	2,266

CASH AND CASH EQUIVALETS - end of period	$81,809	$2,222

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

(the accompanying notes are an integral part of these unaudited financial statements)

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Note 1 – Operations

Organization and Description of Business

One World Ventures Inc. is a holding company that invests in technologies, communities and systems that facilitate trade, finance, communication and travel across international boundaries, cultures and languages. The Company looks for alternatives to traditional ways of doing business. Management has substantial international experience in The United States, Europe and Asia setting up companies and establishing trade and commerce. The company leverages these skills with emerging technologies and strategic alliances to provide creative solutions and market opportunities. These businesses together form the cornerstone of our enterprise and give the company the opportunity to grow in the coming years. This combination provides the company with a trading component, a technology component, a finance component to establish a strong presence across business environments. One World Ventures anticipates substantial growth and opportunity in both the short term and long term. The Company has recently added key corporate financial staff and executive level operating persons in the USA and is planning on major expansions in the short term.

The Company was incorporated under the laws of the State of Nevada on July 7, 1997. On July 6, 2018, Da Mu Lin purchased 30,000,000 shares of preferred stock, giving him voting control of the company.

On January 2, 2019 the Company entered in a reverse merger with Aqueous International Corporation through a stock exchange. In this type of merger, the legal entity One World Ventures, Inc. is the surviving legal entity and capital structure, but the accounting history is that of Aqueous International Corporation. Additionally, the equity of One World Ventures, Inc. is treated as a capital contribution with no goodwill created.

Aqueous International Corporation, together with its currently inactive subsidiaries described in the following paragraph (collectively “AIC” or the “Company”) was established to invest, partner/joint venture with, companies to cultivate, manufacture, distribute and sell cannabis products (“Products”) on Native American Reservations, and in the United States and Internationally in geographical areas where state and local ordinances permit such activities or any cannabis business opportunity which is beneficial to Company. The Company will seek strategic partnerships with state of the art cultivators, extractors, manufacturers, distributors and research and development entities to further enhance product offerings. The Company was incorporated on August 28, 2017 in the State of Delaware, and is based in Las Vegas, Nevada.  The Company has elected its fiscal year to end on December 31.

On June 25, 2022 the Company acquired, for par value, from DaMu Lin, 100% of the outstanding common stock of One World Mine Place, Corporation.  One World Mine, Corporation has entered into a joint venture, named World Coin One JV, with Coin World Corporation to develop a facility to house crypto currency miners.  Upon payment of an additional $105,000 remaining of the agreed to contribution of $130,000 within one year, One World Mine, Corporation will obtain a 49% ownership of World Coin One JV and will become entitled to a 49% interest in future profits.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements reflect the following significant accounting policies:

Basis of Presentation

The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements, which are stated in U.S. Dollars.

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements reflect the following significant accounting policies:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

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Basic and Diluted Net Loss per Share

Diluted loss per share is calculated using the treasury method which requires the calculation of diluted loss per share by assuming that any outstanding stock options with an average market price that exceeds the average exercise prices of the options for the year, are exercised and the assumed proceeds are used to repurchase shares of the Company at the average market price of the common shares for the year. An incremental per share effect is then calculated for each option. The denominator of the diluted loss per share formula is the number common shares outstanding at balance sheet date plus the incremental shares assumed to be issued from treasury for option exercises, less the number of shares assumed to be repurchased, weighted by the period they are assumed to be outstanding. This dilution calculation did not affect current results, the Company has not adopted a stock option plan and there are no warrants and canceled all other common stock equivalents outstanding.

Estimated Fair Value of Financial Instruments

ASC 820, "Fair Value Measurements", requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model - derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash equivalents, accounts payable, loans payable, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash equivalents is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations. Amounts in each Level include:

It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years during which the differences are expected to reverse and upon the possible realization of net operating loss carry - forwards.

Additionally, the Company has not recognized any amount for a tax position taken or expected to be taken on its tax return, or for any interest or penalties.

Valuation of Long-Lived Assets

The Company periodically analyzes its long - lived assets for potential impairment, assessing the appropriateness of lives and recoverability of un - depreciated balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America. The long term investment of $200,000 was determined to no longer be viable and was fully impaired on December 31, 2020.

Start-up Costs

The Company expenses the cost of start - up activities, including organizational costs, as those costs are incurred.

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Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Revenue Recognition

The Company adopted the new revenue recognition standard ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the cumulative effect (modified retrospective) approach. Modified retrospective adoption requires entities to apply the standard retrospectively to the most current period presented in the financial statements, requiring the cumulative effect of the retrospective application as an adjustment to the opening balance of retained earnings at the date of initial application. No cumulative-effect adjustment in retained earnings was recorded as the adoption of ASU 2014-09 did not significantly impact the Company’s reported historical revenue. Revenue from substantially all of our contracts with customers continues to be recognized over time as services are rendered. The impact of the adoption of the new standard was not material to the Company’s consolidated financial statements. The Company expects the impact to be immaterial on an ongoing basis.

The primary change under the new guidance is the requirement to report the allowance for uncollectible accounts as a reduction in net revenue as opposed to bad debt expense, a component of operating expenses. The Company has historically included the allowance for uncollectible accounts amounts with its allowance for contractual adjustments as a reduction in operating expenses. However most contracts are collected in full at time of delivery and the Company has immaterial account receivables and also related uncollectible accounts.  Accordingly, the adoption of this guidance did not have an impact on our condensed consolidated financial statements, other than additional financial statement disclosures.

The guidance requires increased disclosures, including qualitative and quantitative disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

The Company operates as one reportable segment.

The Company receives payments from individual clients and patients. As the period between the time of service and time of payment is typically one day or less if it is an internet sale otherwise payment can be up to 30 days, the

Company elected the practical expedient under ASC 606-10-32-18 and did not adjust for the effects of a significant financing component. Revenue is recognized at the point of time at the conclusion of when services are performed for individual clients and patients and all performance obligations have been met.

Under the new revenue standard, the Company has elected to apply the following practical expedients and optional exemptions:

·	Recognize incremental costs of obtaining a contract with amortization periods of one year or less as expense when incurred. These costs are recorded within general and administrative expenses.

·

Recognize revenue in the amount of consideration to which the Company has a right to invoice the customer if that amount corresponds directly with the value to the customer of the Company’s services completed to date.

·

Exemptions from disclosing the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts for which revenue is recognized in the amount of consideration to which the Company has a right to invoice for services performed, and (iii) contracts for which variable consideration is allocated entirely to a wholly unsatisfied performance obligation or to a wholly unsatisfied promise to transfer a distinct service that forms part of a single performance obligation.

·	No adjustment is made for the effects of a significant financing component as the period between the time of service and time of payment is typically one year or less.

59

The Company recognizes revenue from product sales or services rendered when the following five revenue recognition criteria are met: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

Foreign Currency

The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statements of Operations:

During the respective periods presented, the Company was not involved in any transactions which required translation of foreign currencies.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand, cash on deposit with its attorney, and demand deposits in banks with an initial maturity of 90 days or less. As of the date of these financial statements, the Company held no cash nor cash equivalents.

Stock-based Compensation

The Company follows ASC 718 - 10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718 - 10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant - date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options; nor has it made any awards of stock, or stock equivalents.

Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its financial statements.

Other

The Company consists of one reportable business segment.

Advertising is expensed as incurred.

We did not have any off - balance sheet arrangements as of the date of these financial statements.

Note 3– Going Concern

Generally accepted accounting principles in the United States of America contemplate the con0on of the Company as a going concern. However, the Company recorded a history of net losses and has accumulated net losses since inception. The Company also has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of investors and stockholders of the Company. As of our report date, we projected the Company would need additional cash resources to operate during the upcoming 12 months. The Company intends to attempt to acquire additional operating capital through private equity offerings to the public and existing investors to fund its business plan. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

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Note 4 – Share Capital

Common Stock

The Company is authorized to issue 3,500,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable and have one vote per share. Pursuant to an Equity Purchase Agreement, dated April 24, 2019, the Company agreed to issue 19,909,404 common shares to a prospective investor, recorded at a cost of $0.001 per share.

During the nine months ended September 30, 2020, the Company issued, for cash of $109,500, 17,803,180 shares of its common stock; cancelled the 19,909, 404 which had been inaccurately issued and had 825,640,677 shares outstanding.

During the 2019 fiscal year the Company issued, for cash 11,461,355 of its common shares, to four investors for a total cost of $70,000 or $0.006 per share.  8,573 additional common shares were issued to the four investors, on March 31, 2020, to adjust the number of shares that should have been issued, to the correct amounts

During the six months ended June 30, 2020, the company issued for cash, to two investors, 13,215,197 of its common restricted shares at a total cost of $81,500 or $0.006 per share.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001. On May 24, 2018 the Company issued 30,000,000 shares of Preferred Stock. These preferred shares carry voting rights of 100 shares of common stock for each preferred share. These are the only preferred shares outstanding at March 31, 2021 and December 31, 2020.

Note 5 – Convertible Note

The outstanding balance of $2,100 represents cash provided to the company for its investing purposes in 2018 and is convertible at the option of the holder at a rate of $0.0001 per share.  On September 30, 2021 the note holder contributed an additional $9,808 with final terms to be determined.

Note 6 – Impairment Charges

On December 31, 2020, management analyzed the value of its long term assets and determined that the long term investment of $200,000 should be fully impaired.

Note 7 – Agreements

Office Service Agreement

On September 1, 2017, the Company’s subsidiary entered into a Service Agreement (the “Agreement”) with ANHC Capital Corporation. (“ANHC”).  Under this Agreement, ANHC will provide the Company services including but not limited:

1.	Human resources function including training, development, insurance, candidate search, hiring and termination;

2.	Accounting and financing function;

3.	Corporate compliance functions including all SEC filing, legal documents review and all related governmental agencies registration and so on.

The compensation for services to ANHC is equal to the actual labor cost and non-labor cost, including 3rd party vendor, plus 10% markup and the invoice shall be paid within 30 days of the date of invoice.

The contract may be terminated by either party upon 30 days prior written notice to the other party.

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The Company incurred $480,050 and $371,913 for services performed pursuant to the Agreement for the years ended December 31, 2018 and 2019 respectively.  On September 1, 2019, the provider and the Company agreed to terminate, effective July 1, 2020, the Service Agreement for a penalty of $35,000, which was paid in full, during the period ended March 31, 2020.

Note 8 – Related Party Transactions

ASC 850, Related Party Disclosures, requires that financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. A related party transaction includes a party or entity who can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

On August 10, 2018 new CEO Da Mu Lin loaned the company working capital of $2,100 through a demand note with interest payable at 1% per annum.  The note remains outstanding on September 30, 2021 and December 31, 2020.  The related party contributed an additional $9,000 during the three months ended September 30, 2021 with the final terms to be determined.

Loan receivable- Related Party

On June 25, 2018 and June 28, 2018, the Company’s subsidiary entered balloon payment promissory notes with the Company CEO, Da Mu Lin (“borrower”), for $200,000 and $100,000. The interest rate is 12% per annum and the unpaid principal and interest shall be payable in monthly installments of $2,000 and $1,000 beginning July 31, 2018 until June 30, 2019 which is the due date, at which time the remaining unpaid principal and interest shall be due in full. On July 10, 2018, the Company entered a balloon payment promissory note with the Company CEO for $200,000. The interest rate is 3% per annum from January 1, 2019. If the principal and interest are paid in full on or before July 31,

2019, the borrower shall be entitled to a discount equal to 1% of the unpaid principal immediately prior to such payment. In November 2018, the borrower repaid $70,000 as principal to the loan entered in June 28, 2018. As of December 31, 2018, the loan receivable from the borrower was $430,000.  During the quarter ended December 31, 2019 the loan was reduced to $200,000 plus accrued interest of $6,000.  The Company had intended to reduce the loan in exchange for salary, but reversed that position during the fourth quarter.  On March 31, 2021 and December 31, 2020 the loan balance remains unchanged at $200,000.

Note 9 – Loan Receivable

The Company’s subsidiary had entered several loan agreements with Colorado Natural Health Centers, LLC (“CNHC”) in year 2018 and 2017 listed as below:

Date	Loan	Annual Interest rate	Term (Year)	Due Date	Consolidated Loan Agreement	Term (Year)	Annual Interest Rate	Due Date
	Amount
10/25/2017	200,000	12%	1	10/26/2018	11/1/2018	2	12%	11/1/2020
12/1/2017	50,000	12%	1	11/30/2018
1/16/2018	50,000	12%	1	1/15/2019
7/20/2018	150,000	12%	1	7/20/2019

On November 1, 2018, the Company’s subsidiary entered into a consolidated loan agreement with CNHC (“Borrower”) for a total amount of $469,500 with annual interest rate of 12% and maturity on November 1, 2010, which cancelled and superseded the previous loan agreements listed in above table. While execution of the loan agreement, the borrower agreed to execute a Promissory Notes with amount of $469,000 to insure the repayment of the loan.

As of December 31, 2018 and 2017, the loan receivable from borrower was $450,000 and $250,000, respectively. For the year ended December 31, 2018 and 2017, the interest income was $43,500 and $4,500, respectively. The borrower made payment of $28,500 for the interest in year 2018. As of December 31, 2018 and 2017, the interest receivable from borrower was $19,500 and $4,500, respectively.

On May 1, 2018 and June 10, 2018, the Company’s subsidiary entered into balloon payment promissory note with J Michael Corporation for $50,000 and $30,000. The interest rate is 20% and 12.5% per annum and the unpaid principal and interest shall be payable in one payment on June 30, 2018 and July 31, 2018, respectively, which is the due date, at which time the remaining unpaid principal and interest shall be due in full.

Note 10 – Earnings per Share

Income (Loss) Per Share. Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. The Company has no common stock instruments, convertible debentures, preferred stock, or options and warrants associated with performance contracts conversions to consider in the calculations (as the impact of the potential common shares would be to decrease the loss per share). Therefore, the diluted and non-diluted (loss) per share is the same, and no diluted loss per share figures are presented.

Note 11 – Subsequent Events

The Company has evaluated all other subsequent events through August 15, 2022, which is the date these unaudited financial statements were issued and found there are no other events to report.

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OTHER INFORMATION

Controlled Company Status

Upon completion of this Offering, our Management will continue to collectively hold more than 50% of the voting power for the election of directors of our company. As a result, we expect to be a controlled company within the meaning of Nasdaq corporate governance standards. Under Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, company or group of persons acting together is a controlled company and will not to comply with certain Nasdaq corporate governance requirements, including the requirements that:

•	a majority of the Board consist of independent directors under Nasdaq rules;

•	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements will not apply to us as long as we remain quoted on the Pink OTC Markets and as a controlled company. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Management— Controlled Company Status.”

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

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Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

Pursuant to an Equity Purchase Agreement, dated April 24, 2019, the Company agreed to issue 19,909,404 common shares to a prospective investor, recorded at a cost of $0.001 per share.

During the 2019 fiscal year the Company issued, for cash 11,461,355 of its common shares, to four investors for a total cost of $70,000 or $0.006 per share.

A total of 8,573 additional common shares were issued to the four investors, on March 31, 2020, and to adjust the number of shares that should have been issued, to the correct amounts

During the six months ended June 30, 2020, the company issued for cash, to two investors, 13,215,197 of its common restricted shares at a total cost of $81,500 or $0.006 per share.

During the nine months ended September 30, 2020, the Company issued, for cash of $109,500, 17,803,180 shares of its common stock; cancelled the 19,909,404 which had been inaccurately issued and had 825,640,677 shares outstanding.

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Part III Exhibits

Index to Exhibits

Number	Exhibit Description

2.1 *	Amended Articles of Incorporation and Amendments Thereto
2.2 *	Bylaws
3.1 *	Specimen Stock Certificate
4.1 *	Subscription Agreement
11.1	Consent of Auditors
12.1	Opinion of Mark E. Pena.

*Previously filed on Form 1A on July 29, 2022, and incorporated by reference to the same exhibit number. (File #024-11952)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Offering circular to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on September 9, 2022.

ONE WORLD VENTURES, INC.

By:	/s/ Da Mu Lin
Da Mu Lin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Offering circular has been signed by the following persons in the capacities and on the dates indicated.

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